                                                                       Exhibit 2
                                                                       ---------

                            STOCK PURCHASE AGREEMENT

                                     among

                             SALESLINK CORPORATION,

                         CMG INFORMATION SERVICES, INC.

                        PACIFIC DIRECT MARKETING CORP.,
                              d/b/a PACIFIC LINK

                                      AND

             THE STOCKHOLDERS LISTED ON SCHEDULE 1 ATTACHED HERETO



                            -----------------------

                               October 24, 1996

                            -----------------------

                               TABLE OF CONTENTS
                               -----------------

SECTION 1
PURCHASE AND SALE OF THE SHARES..........................................  2
     1.1   Purchase and Sale.............................................  2
           -----------------
     1.2   Closing.......................................................  2
           -------
     1.3   Post Closing Adjustments......................................  3
           ------------------------
     1.4   Payments on Account of Adjustments............................  5
           ----------------------------------
     1.5   Annual Adjustments............................................  6
           ------------------
     1.6   Payments on Account of Adjustments to Adjusted Purchase Price.  7
           -------------------------------------------------------------
     1.7   Stockholders' Representative..................................  7
           ----------------------------

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE
STOCKHOLDERS WITH RESPECT TO THE COMPANY.................................  9

     2.1   Organization and Qualification................................ 10
           ------------------------------
     2.2   Capitalization; Voting Rights................................. 10
           -----------------------------
     2.3   Consents...................................................... 10
           --------
     2.4   Authorization; No Breach...................................... 11
           ------------------------
     2.5   Subsidiaries and Other Affiliates............................. 11
           ---------------------------------
     2.6   Corporate Records............................................. 11
           -----------------
     2.7   Financial Statements.......................................... 12
           --------------------
     2.8   Absence of Undisclosed Liabilities............................ 12
           ----------------------------------
     2.9   No Material Adverse Change.................................... 12
           --------------------------
     2.10  Accounts and Notes Receivable................................. 14
           -----------------------------
     2.11  Tax Matters................................................... 14
           -----------
     2.12  Compliance with Laws; Permits................................. 15
           -----------------------------
     2.13  Actions and Proceedings....................................... 16
           -----------------------
     2.14  Contracts and Other Agreements................................ 16
           ------------------------------
     2.15  Real Estate................................................... 18
           -----------
     2.16  Personal Property............................................. 18
           -----------------
     2.17  Proprietary Rights............................................ 19
           ------------------
     2.18  Title to Assets; Liens........................................ 21
           ----------------------
     2.19  Customers and Distributors.................................... 21
           ---------------------------
     2.20  Employee Benefit Plans........................................ 21
           ----------------------
     2.21  Employees and Consultants..................................... 21
           -------------------------
     2.22  Labor Relations; Compliance................................... 22
           ---------------------------
     2.23  Certain Transactions.......................................... 22
           --------------------
     2.24  Insurance..................................................... 23
           ---------
     2.25  Banks, Brokers and Proxies.................................... 23
           --------------------------
     2.26  Brokerage..................................................... 23
           ---------
     2.27  Hazardous Materials........................................... 23
           -------------------
     2.28  Full Disclosure............................................... 24
           ---------------

     2.29  Best Knowledge................................................ 24
           --------------


SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS....................... 25
     3.1   Title to Shares............................................... 25
           ---------------
     3.2   Authority to Execute and Perform Agreements................... 25
           -------------------------------------------
     3.3   No Breach..................................................... 25
           ---------
     3.4   Actions and Proceedings....................................... 25
           -----------------------
     3.5   Brokerage..................................................... 26
           ---------

SECTION 4

REPRESENTATIONS AND WARRANTIES OF BUYER AND CMG.......................... 26
     4.1   Organization.................................................. 26
           ------------
     4.2   Authority to Execute and Perform Agreements................... 26
           -------------------------------------------
     4.3   No Breach..................................................... 26
           ---------
     4.4   Actions and Proceedings....................................... 26
           -----------------------
     4.5   Investment Representation..................................... 26
           -------------------------
     4.6   Hart-Scott-Rodino............................................. 27
           -----------------

SECTION 5

COVENANTS AND AGREEMENTS................................................. 27
     5.1   Conduct of Business........................................... 27
           -------------------
     5.2   Continued Effectiveness of Representations and Warranties..... 28
           ---------------------------------------------------------
     5.3   Corporate Examinations and Investigations..................... 29
           -----------------------------------------
     5.4   Authorizations................................................ 29
           --------------
     5.5   Restrictions.................................................. 30
           ------------
     5.6   Consummation of Agreement..................................... 30
           -------------------------
     5.7   Insurance..................................................... 30
           ---------
     5.8   Trademark..................................................... 30
           ---------
     5.9   Exclusive Dealing............................................. 30
           -----------------
     5.10  Non-Disturbance Agreements for Leased Real Estate............. 31
           -------------------------------------------------
     5.11  Stockholder Guaranties........................................ 31
           ----------------------
     5.12  Further Assurances............................................ 31
           ------------------

SECTION 6

CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER AND CMG TO CLOSE......... 31
     6.1   Representations, Warranties and Covenants..................... 31
           -----------------------------------------
     6.2   Consents and Approvals........................................ 31
           ----------------------
     6.3   Litigation.................................................... 32
           ----------
     6.4   Status of Business; Net Book Value............................ 32
           ----------------------------------
     6.5   Employee Agreements........................................... 32
           -------------------

     6.6   Guaranty..................................................... 32
           --------
     6.7   Employment and Non-Competition Agreements.................... 32
           -----------------------------------------
     6.8   Financial Statements......................................... 32
           --------------------
     6.9   Investigation Satisfactory................................... 32
           ---------------------------
     6.10  Opinion of Counsel to the Stockholders....................... 33
           --------------------------------------
     6.11  Assumption of Certain Liabilities............................ 33
           ---------------------------------
     6.12  Delivery of Share Certificates............................... 33
           ------------------------------
     6.13  Distribution of Certain Assets............................... 33
           ------------------------------
     6.14  Releases..................................................... 33
           --------
     6.15  Certificates as to Representations and Warranties............ 33
           -------------------------------------------------
     6.16  Additional Action............................................ 33
           -----------------
     6.17  Board Approval............................................... 33
           --------------

SECTION 7

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE STOCKHOLDERS
TO CLOSE................................................................ 34
     7.1   Representations, Warranties and Covenants.................... 34
           -----------------------------------------
     7.2   Litigation................................................... 34
           ----------
     7.3   Consents and Approvals....................................... 34
           ----------------------
     7.4   Note......................................................... 34
           ----
     7.5   Opinion of Counsel to the Buyer.............................. 34
           -------------------------------
     7.6   Letter of Credit............................................. 34
           ----------------
     7.7   Board Approval............................................... 35
           --------------

SECTION 8

INDEMNIFICATION........................................................ 35
     8.1   Survival.................................................... 35
           --------
     8.2   Obligation of the Stockholders to Indemnify................. 36
           -------------------------------------------
     8.3   Obligation of Buyer to Indemnify............................ 36
           --------------------------------
     8.4   Notice and Opportunity to Defend............................ 37
           --------------------------------
     8.5   Limitations on Indemnification.............................. 37
           ------------------------------

SECTION 9

TERMINATION OF AGREEMENT............................................... 38
     9.1   Termination................................................. 38
           -----------
     9.2   Effect of Termination....................................... 39
           ---------------------

SECTION 10

MISCELLANEOUS.......................................................... 39
     10.1  Publicity................................................... 39
           ---------
     10.2  Expenses.................................................... 40
           --------

                                      iii


     10.3  Notices..................................................... 40
           -------
     10.4  Entire Agreement............................................ 41
           ----------------
     10.5  Waivers and Amendments; Non-Contractual Remedies;
           ----------------------------------------------------------
           Preservation of Remedies.................................... 41
           ------------------------
     10.6  Resolution of Disputes...................................... 41
           ----------------------
     10.7  Governing Law............................................... 42
           -------------
     10.8  Binding Effect; No Assignment............................... 42
           -----------------------------
     10.9  Variations in Pronouns...................................... 42
           ----------------------
     10.10 Counterparts................................................ 42
           ------------
     10.11 Exhibits and Schedules...................................... 42
           ----------------------
     10.12 Headings.................................................... 42
           --------
     10.13 Severability................................................ 42
           ------------

                                   SCHEDULES
                                   ---------
1.        Stockholders; Purchase Price
2.1       Foreign Qualifications
2.2       Capitalization; Voting Rights
2.3       Consents
2.4       Authorization; No Breach
2.5       Affiliates
2.7       Financial Statements
2.8       Undisclosed Liabilities
2.9       Material Adverse Changes
2.10      Accounts Receivable
2.11(c)   Tax Matters
2.12      Permits and Security Clearances
2.13      Actions and Proceedings
2.14      Contracts and Other Agreements
2.15      Leasehold Interests
2.16      Personal Property
2.17      Proprietary Rights
2.18      Title to Assets; Liens
2.19      Customers and Distributors
2.20      Employee Benefit Plans
2.21      Employees
2.22      Labor Relations; Compliance
2.23      Certain Transactions
2.24      Insurance
2.25      Banks, Brokers and Proxies
3.2       Authority
3.3       No Breach
4.3       Consents
5.11      Termination of Stockorder Guarantees
6.13      Distribution of Certain Assets

                                    EXHIBITS
                                    --------

A  -  Form of Promissory Note
B  -  Form of Stockholder Non-Competition and Non-Solicitation Agreement
C  -  Form of Key Employee Non-Disclosure, Invention and Non-Competition
      Agreement
D  -  Form of Stockholder Guaranty
E  -  Form of Letter of Credit
F  -  Form of Employment Agreement
G  -  Opinion of Company's and Stockholders' Counsel
H  -  Opinion of Buyer's Counsel
I  -  Instrument of Assumption of Liabilities
J  -  Hart-Scott-Rodino Certificate

                            STOCK PURCHASE AGREEMENT


     AGREEMENT dated as of October 24, 1996, among SalesLink Corporation, a Massachusetts corporation ("Buyer"), CMG Information Services, Inc., a Delaware corporation ("CMG"), Pacific Direct Marketing Corp., d/b/a Pacific Link, a California corporation (the "Company"), and the undersigned Michael P. Tuite, individually, and the Michael P. Tuite Charitable Unitrust, both as listed on
Schedule 1 hereto (collectively, the "Stockholders" and each a "Stockholder").
----------

                                   WITNESSETH

     WHEREAS each of the Stockholders owns the number of the issued and outstanding shares (collectively, the "Shares") of the common stock, no par value per share (the "Common Stock"), of the Company set forth opposite such Stockholder's name on Schedule 1 attached hereto, which Shares in the aggregate
                      ----------
represent all of the issued and outstanding shares of the capital stock of the Company;

     WHEREAS Buyer desires to acquire the Shares from the Stockholders, and the Stockholders desire to sell the Shares to Buyer, upon the terms and subject to the conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and of the covenants set forth below, the parties hereby agree as follows:


                                    SECTION
                                       1

                        PURCHASE AND SALE OF THE SHARES

     1.1  Purchase and Sale.  Upon the terms and subject to the conditions of
          -----------------
this Agreement, at the Closing (as defined below), each of the Stockholders agrees to sell to Buyer, and Buyer agrees to purchase from each of the Stockholders, all of the Shares owned by each such Stockholder, as set forth opposite such Stockholder's name on Schedule 1 hereto. The aggregate purchase
                                    ----------
price for the Shares (the "Base Purchase Price") shall be Seventeen Million Dollars ($17,000,000), subject to adjustment pursuant to Section 1 and Section 8 hereof, and payable as set forth in Section 1.

     1.2  Closing.  The closing (the "Closing") of the purchase and sale of the
          -------
Shares hereunder shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, at 12:00 p.m. (EST) on October 24, 1996, or at such other time or place as Buyer and the Stockholders' Representative (as hereinafter defined), acting on behalf of the Stockholders, agree (the "Closing Date").

          (a) At the Closing, Buyer shall deliver to the Stockholders'
Representative:

          (i) the sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) in cash, by cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Stockholders' Representative (as hereinafter defined), for distribution to the Stockholders in the amounts set forth opposite each such Stockholder's name on Schedule 1 attached
                                                        ----------
               hereto; and

          (ii) a promissory note (the "Note") in the form of Exhibit A attached
                                                             ---------
               hereto in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000); such Note to be payable monthly in arrears over a term of 30 months in accordance with the schedule of payments attached hereto as part of Exhibit A
                                                                   ---------
               with the first payment being made on July 31, 1997; to bear interest at the rate of 7% per annum from the Closing Date, and to be payable to Michael P. Tuite, individually, in the principal amount set forth opposite his name on Schedule 1 attached hereto.
                                                     ----------

     (b) At the Closing, each Stockholder shall deliver to Buyer the certificate or certificates for the Shares owned by such Stockholder, duly endorsed or accompanied by stock powers duly endorsed in blank, satisfactory to the Buyer in all respects.

     (c) At the Closing, there shall be delivered to the respective parties the opinions, certificates and instruments provided to be delivered at the closing under Sections 6 and 7 hereof.

     (d) On or before January 31, 1997, Buyer shall deliver to the Stockholders' Representative the sum of One Million Dollars ($1,000,000) plus interest at the rate of 7% per annum from the Closing until paid in full, which sum shall be payable in cash, by certified or cashier's check, or by wire transfer of immediately available funds to an account designated by the Stockholders' Representative, for distribution to the Stockholders in the amounts set forth opposite each such Stockholder's name on Schedule I attached hereto.
                                         ----------

     1.3  Post Closing Adjustments.  The Base Purchase Price set forth in
          ------------------------
Section 1.1 hereof shall be subject to adjustment after the Closing Date as follows:

          (a) As promptly as possible following the Closing Date, Buyer shall cause KPMG Peat Marwick LLP, independent public accountants for Buyer ("Buyer's Auditors"), to conduct an audit of the books and records of the Company and to determine the value of the Accounts Receivable (as defined in Section 2.10) as of the Closing Date. Not later than sixty (60) days after the Closing Date, Buyer shall cause Buyer's Auditors to deliver a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet") to each of the parties to this Agreement. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently with the Company's past practice (to the extent that such past practice was in accordance with GAAP), without any adjustments applicable solely as a result of the acquisition of the Shares by Buyer on the

Closing Date, and shall be certified without qualification by Buyer's Auditors. The Closing Balance Sheet shall be accompanied by a statement prepared by the Buyer's Auditors setting forth the basis for the determination of the items and values reflected on the Closing Balance Sheet (including without limitation the value of the Accounts Receivable).

          (b) The Stockholders' Representative (as defined in Section 1.7 below) and one firm of independent certified accountants (if hired, in the sole discretion of the Stockholders' Representative) acting on behalf of the Stockholders and the Stockholders' Representative (the "Stockholders' Auditors") shall have the right to review the work papers of Buyer's Auditors utilized in preparing the Closing Balance Sheet, and shall have full access to the books, records, properties and personnel of the Company for purposes of verifying the accuracy and fairness of the presentation of the Closing Balance Sheet. The Stockholders and Stockholders' Auditors shall work in good faith and cooperate with Buyer and the Buyer's Auditors in the preparation of the Closing Balance Sheet and the resolution of any dispute in connection therewith pursuant to paragraph (c) below.

          (c) The values or amounts for each item reflected on the Closing Balance Sheet shall be binding upon the Stockholders and the Stockholders' Representative, unless the Stockholders' Representative gives written notice within sixty (60) days after receipt of the Closing Balance Sheet of its disagreement with any of the values or amounts shown on the Closing Balance Sheet, specifying as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice"). If Buyer and the Stockholders' Representative are unable to resolve any such disagreement within thirty (30) days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration in accordance with the provisions of Section 10.6 hereof. If as a result of the resolution of any disputes by agreement pursuant to this Section 1.3 or by arbitration pursuant to Section 10.6, any amount shown in the Closing Balance Sheet is determined to be erroneous, such erroneous amount shall be deleted from the Closing Balance Sheet and the correct amount shall be inserted in lieu thereof. The Closing Balance Sheet, as so corrected, shall constitute the Closing Balance Sheet for purposes of this Agreement.

          (d) Buyer shall pay the fees and disbursements of Buyer's Auditors. The fees and disbursements of the Stockholders' Auditors incurred in the review of the Closing Balance Sheet shall be paid by the Stockholders, in proportion to their ownership of Shares as set forth on Schedule 1 attached hereto. Neither
                                          ----------
Buyer nor Company shall under any circumstances be liable for or pay any fees or disbursements of the Stockholders' Auditors.

          (e) Immediately upon the expiration of the 60-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to this Section 1.3 and Section 10.6, the Base Purchase Price shall be adjusted as follows (as so adjusted, the "Adjusted Purchase Price"):

              (i) If the Book Value of the Assets of the Company (as such term is defined below) on the Closing Date, as reflected on the Closing Balance Sheet, is less than $1,969,000, the deficiency shall be deducted from the Base Purchase Price. As used herein, the term "Book Value of the Assets of the Company" shall mean the depreciated book value of all assets of the Company, including patents, copyrights, trademarks and other similar intangible items, less assets held with respect to the Company's deferred compensation plan and deferred Taxes, all as shown on the Closing Balance Sheet.

              (ii) If any Accounts Receivable purchased hereunder by the use of routine and customary collection efforts within at least a 120-day period following the Closing Date, but not including resort to legal process, are determined by Buyer to be uncollectible, the aggregate amount of such uncollectible amounts shall be deducted from the Base Purchase Price. If any Accounts Receivable previously accounted for as uncollectible by the Buyer's Auditors on the Closing Balance Sheet are collected within the 120-day period following the Closing Date, the aggregate amount of such collected amounts shall be added to the Base Purchase Price, but only to the extent of any deductions pursuant to the preceding sentence, and; provided, however, that it is hereby
                                         --------  -------
agreed that Buyer shall have no obligation to expend any efforts in collecting any such Accounts Receivable. Any such uncollectible Accounts Receivable for which a deduction is made pursuant to this Section 1.3(e)(ii) as well as any Accounts Receivable previously accounted for as uncollectible that result in a reduction of the Base Purchase Price shall be assigned without recourse to Michael P. Tuite. Buyer will use its reasonable best efforts to collect all Accounts Receivable in the same manner as it uses to collect its own post-closing accounts receivable in the ordinary course of business. Buyer agrees that it shall not, under any circumstances, compromise, settle or reduce any Account Receivable without the prior consent of the Stockholders' Representative and, if it shall do so, Buyer shall have no right to adjust the Base Purchase Price to the extent of such settled or reduced Account Receivable.

     1.4  Payments on Account of Adjustments.
          ----------------------------------

          (a) The difference between the Adjusted Purchase Price and the Base Purchase Price, together with interest thereon at the rate of seven percent (7%) per annum from the Closing Date to the payment of such deficiency, shall be paid to Buyer as provided in Section 1.4(c) upon the expiration of the 60-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon final resolution, in accordance with Section 10.6 hereof, of any dispute in connection with the determination of the Adjusted Purchase Price.

          (b) Any amounts payable to Buyer in connection with any claim for indemnification pursuant to Section 8 hereof, shall be paid to the Buyer immediately upon the resolution, by agreement or arbitration, of such indemnification claim.

          (c) If an amount is payable to the Buyer pursuant to paragraph (a) or
(b) of this Section 1.4, such amount shall, to the extent of available funds, be paid to Buyer by offset against the amount of principal and interest then remaining due under the Note and, to the extent that such amount is insufficient to pay any such amounts payable to Buyer under such paragraph (a) or under
Section 8.2(iii) of this Agreement in full, such amounts shall be paid to Buyer directly by the Stockholders, jointly and severally, in cash by cashier's or certified check or by wire transfer of immediately available funds to an account designated by the

Buyer. Any balance remaining under the Note after any such offset is made pursuant to the preceding sentence shall be evidenced by Buyer's execution and delivery of a replacement note in favor of Michael P. Tuite having substantially the terms set forth in Exhibit A attached hereto.
                       ---------

     1.5  Annual Adjustments.  The Base Purchase Price set forth in Section 1.1,
          ------------------
as adjusted pursuant to Section 1.3, will be further adjusted on an annual basis with respect to the Company's operating results for the fiscal years ended July 31, 1997 and July 31, 1998, as follows:

          (a) On or before October 31, 1997 and October 31, 1998, Buyer shall cause Buyer's Auditors to deliver financial statements of the Company as of July 31, 1997 and July 31, 1998, to each of the parties to this Agreement. The financial statements shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently with the Company's past practice (to the extent that such past practice was in accordance with GAAP), and shall be certified by Buyer's Auditors. The financial statements shall be accompanied by a statement prepared by the Buyer's Auditors setting forth revenues less returns and allowances included in the earning statements of the Company as of July 31, 1997 and as of July 31, 1998, respectively, and for each of the twelve (12) months then ended with respect to sales of products and services to Cisco Systems, Inc. ("Cisco Net Revenues").

          (b) The Stockholders' Representative and the Stockholders' Auditors shall have the right to review the work papers of Buyer's Auditors utilized in preparing the financial statements and in calculating the Cisco Net Revenues referred to above, and shall have full access to the books, records, properties and personnel of the Company for purposes of verifying the accuracy of said financial statements and the Cisco Net Revenues. The financial statements and the Cisco Net Revenues shall be binding upon the Stockholders and the Stockholders' Representative unless the Stockholders' Representative gives written notice within sixty (60) days after receipt of the financial statements and the Cisco Net Revenues of its disagreement with any figure, specifying the nature and extent of such disagreement (the "Cisco Dispute Notice"). If Buyer and Stockholders' Representative are unable to resolve any such disagreement within thirty (30) days after the date of the Cisco Dispute Notice, the disagreement shall be submitted to arbitration in accordance with the provisions of Section 10.6 hereof.

          (c) Buyer shall pay the fees and disbursements of Buyer's Auditors. The fees and disbursements of the Stockholders' Auditors incurred in the review of the financial statements and the Cisco Net Revenues shall be paid by the Stockholders, in proportion to their ownership of shares as set forth on
Schedule 1 attached hereto.  Neither Buyer nor Company shall under any
----------
circumstances be liable for or pay any fees or disbursements of the Stockholders' auditors.

          (d) Immediately upon, and in any event within thirty (30) days of, the expiration of the 60-day period for giving the Cisco Dispute Notice, if no Cisco Dispute Notice is given, or immediately upon, and in any event within thirty
(30) days of, the resolution of
disputes, if any, pursuant to this Section 1.5 and Section 10.6, the Adjusted Purchase Price shall be further adjusted as follows:

          (i) If the Cisco Net Revenues of the Company with respect to the 12-month period ended July 31, 1997, as reflected in the financial statements, are less than $12,000,000, twelve percent (12%) of such deficiency shall be immediately deducted from the Adjusted Purchase Price;

          (ii) If the Cisco Net Revenues of the Company with respect to the 12-month period ended July 31, 1998, as reflected in the financial statements, are less than $12,000,000, twelve percent (12%) of such deficiency shall be immediately deducted from the Adjusted Purchase Price; and

          (iii) If the Cisco Net Revenues of the Company with respect to the 12-month period ended July 31, 1998, as reflected in the financial statements, exceed $12,000,000, and if the Cisco Net Revenues of the Company with respect to the 12-month period ended July 31, 1997, as reflected in the financial statements, were less than $12,000,000, resulting in a deficiency as provided in
Section 1.5(d)(i) above, then twelve percent (12%) of such excess for the period ended July 31, 1998, shall be immediately added to the Adjusted Purchase Price, but only to the extent of twelve percent (12%) of the prior deficiency for the period ended July 31, 1997, calculated as provided above.

     Notwithstanding anything to the contrary in this Section 1.5(d), under no circumstances shall there be a downward adjustment of the Adjusted Purchase Price in excess of $1,440,000 pursuant to this Section 1.5.

          The Adjusted Purchase Price so adjusted is referred to herein as the "Further Adjusted Purchase Price."

     1.6  Payments on Account of Adjustments to Adjusted Purchase Price.
          -------------------------------------------------------------

     If an amount or amounts are deducted from or added to the Adjusted Purchase Price pursuant to Section 1.5, such amount or amounts shall be immediately paid to Buyer or Michael P. Tuite by offset against or addition to the principal amounts remaining due under the Note determined as of July 31, 1997 and July 31, 1998, respectively (and interest due thereon shall be recalculated accordingly), and, to the extent that such amounts are insufficient to pay such amounts to Buyer in full, such amount or amounts shall be paid to Buyer directly by the Stockholders, jointly and severally, in cash, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by Buyer. Any balance remaining under the Note after any such offset or addition is made pursuant to the preceding sentence shall be evidenced by Buyer's execution and delivery of replacement notes in favor of Michael P. Tuite having substantially the terms set forth in Exhibit A attached hereto.
                                     ---------

     1.7  Stockholders' Representative.
          ----------------------------

          (a) In order to efficiently administer (i) the determination of the Book Value of the Assets of the Company, Cisco Net Revenues, the Adjusted Purchase Price and Further Adjusted Purchase Price, (ii) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Buyer pursuant to Section 8 hereof, the Stockholders hereby designate Michael P. Tuite as their representative (the "Stockholders' Representative").

          (b) The Stockholders hereby authorize the Stockholders' Representative
(i) to make all decisions relating to the determination of the Book Value of the Assets of the Company, Cisco Net Revenues, the Adjusted Purchase Price and Further Adjusted Purchase Price, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Buyer pursuant to Section 8 hereof, (iii) to give and receive all notices required to be given under this Agreement and under any Related Agreements (as defined below), and (iv) to take any and all additional actions as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement and any Related Agreement.

          (c) In the event that the Stockholders' Representative dies, becomes unable to perform his or her responsibilities hereunder or resigns from such position, Stockholders holding, prior to the Closing, a majority of the Shares as set forth on Schedule 1 attached hereto shall select another representative
                ----------
to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and any Related Agreement.

          (d) All decisions and actions by the Stockholders' Representative, including, without limitation, any agreement between the Stockholders' Representative and Buyer relating to the determination of the Book Value of the Assets of the Company, Cisco Net Revenues, the Adjusted Purchase Price and Further Adjusted Purchase Price, or the defense or settlement of any claims for which the Stockholders may be required to indemnify the Buyer pursuant to
Section 8 hereof, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By their execution of this Agreement, the Stockholders agree that:

              (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Book Value of the Assets of the Company, Cisco Net Revenues, the Adjusted Purchase Price and Further Adjusted Purchase Price, or the settlement of any claims for indemnification by the Buyer pursuant to
Section 8 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

              (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;


              (iii) the provisions of this Section 1.7 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

              (iv) remedies available at law for any breach of the provisions of this Section 1.7 are inadequate; therefore, Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Buyer or the Company brings an action to enforce the provisions of this Section 1.7; and

              (v) the provisions of this Section 1.7 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (f) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders in proportion to their ownership of Shares as set forth on Schedule 1 attached hereto.
             ----------

     1.8  Excluded Liabilities.  Notwithstanding anything in this Agreement to
          --------------------
the contrary, it is hereby acknowledged and agreed that CMG, Buyer and the Company shall not assume or in any way be liable following the Closing for any obligation, liability or indebtedness of the Company for, and the Stockholders shall and do hereby expressly retain, remain liable for and fully indemnify Buyer under Section 8 of this Agreement in respect of, (i) any and all claims and liabilities of any nature whatsoever related to employee benefits for employees of the Company (including, without limitation, those related to all Plans (as defined in Section 2.20 below)) (A) arising on or before the Closing or (B) that are covered by Plans which Buyer has not expressly assumed, including, without limitation, those Plans which are listed in the Assumption Agreement (as defined below); and (ii) any and all claims and liabilities of any nature whatsoever related to any violations by the Company of any Environmental Law on or before the Closing or any other Law in respect of the generation, transportation, storage, release or handling of any Hazardous Materials on or before the Closing Date (as defined in Section 2.27 below), it being understood and agreed that environmental conditions and circumstances existing prior to the Closing shall be and remain the responsibility, jointly and severally, of the Stockholders.

                                   SECTION 2

                     REPRESENTATIONS AND WARRANTIES OF THE
                    STOCKHOLDERS WITH RESPECT TO THE COMPANY

     Each of the Stockholders, jointly and severally, represents and warrants to Buyer as of the date hereof and on and as of the Closing Date as follows:


     2.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted or proposed to be conducted. Except as set forth on Schedule 2.1, the Company is duly qualified or authorized to do
                ------------
business as a foreign corporation and is in good standing, corporate and tax, in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification or authorization necessary, except for those jurisdictions in which the failure so to qualify or be authorized would not have a material adverse effect on the Company or its assets, properties, business, operations, prospects or condition (financial or otherwise). The jurisdictions where the Company is qualified or authorized to do business are set forth on Schedule 2.1.
                             ------------

     2.2  Capitalization; Voting Rights.  The authorized capital of the Company
          -----------------------------
consists of 1,000,000 shares of Common Stock, of which 6,000 shares have been validly subscribed and issued, are outstanding as fully paid and non-assessable shares as of the date hereof, and represent all of the issued and outstanding shares of capital stock of the Company, as set forth on Schedule 1. Except as
                                                        ----------
set forth on Schedule 2.2 hereto, there is no: (i) outstanding security of the
             ------------
Company convertible into or exchangeable for any share or shares of the capital of the Company; (ii) outstanding subscription, option, warrant, call, commitment, agreement or understanding (oral or written) obligating the Company to issue any share or shares of its capital stock or any security or securities of any class or kind which in any way relate to the authorized or issued capital stock of the Company or any interest therein; (iii) agreement or understanding (oral or written) (other than this Agreement) which grants to any Person (as hereinafter defined) the right to purchase or otherwise acquire any share or shares of the issued and outstanding shares of the capital stock of the Company or any interest therein, including without limitation any preemptive right, right of first refusal or co-sale right; (iv) voting trust or voting agreement or pooling agreement or proxy (oral or written) with respect to any issued and outstanding shares of the capital stock of the Company; or (v) obligation of the Company (oral or written) to purchase, redeem, or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or distribution with respect thereto.

     2.3  Consents.  Except as set forth on Schedule 2.3, no consent, approval,
          --------                          ------------
waiver or other action by any individual, corporation, company, partnership, association, trust or other entity or organization, including any government or political subdivision or agency or instrumentality thereof (each, a "Person"), under any contract, agreement, understanding, indenture, lease, instrument or other document (oral or written) to which the Company is a party or by which it or any of the assets of the Company is bound, is required or necessary for

(i) the execution, delivery and performance of this Agreement or any Related Agreement by the Stockholders or the Company or the consummation of the transactions contemplated hereby or thereby or (ii) the continuation after the consummation of the transactions contemplated hereby or thereby of any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which it or its assets are bound.

     2.4  Authorization; No Breach.  The execution and delivery by the Company
          ------------------------
of this Agreement and all the agreements contemplated herein (the "Related Agreements"), and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement and the Related Agreements have been duly executed by the Company and each of the Stockholders (where applicable) and each other party thereto. This Agreement and the Related Agreements and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby or thereby to which the Company or any of the Stockholders is a party constitute the valid and legally binding obligations of the Company and each of the Stockholders, enforceable against each of them in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not: (i) violate, contravene or breach any provision of the Articles of Incorporation or By-laws of the Company; (ii) violate, conflict with, contravene, or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, accelerate or cancel any right or obligation of the Company or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company is a party or by which it or its assets or properties may be bound or subject;
(iii) violate, contravene or breach any constitution, treaty, law, statute, code, ordinance, decree, rule, regulation, or municipal by-law, whether domestic, foreign or international, any judgment, order, writ, injunction, decision, ruling, decree or award of any governmental authority or body, or any provision of any of the foregoing applicable to or binding upon, the Company or its properties, assets or business (each, a "Law," and collectively, "Laws");
(iv) violate any license, permit, franchise, or order or other approval of any federal, provincial, state, local or foreign governmental or regulatory body (each, a "Permit", and collectively, "Permits"); or (v) result in the creation of any mortgage, pledge, charge, security interest, lien or other encumbrance (each, a "Lien") on the Shares or on any of the assets or properties of the Company.

     2.5  Subsidiaries and Other Affiliates.  The Company has no subsidiaries.
          ---------------------------------
Except as set forth in Schedule 2.5, the Company does not directly or indirectly
                       ------------
own or have any investment in any shares of the capital stock of, or any other proprietary interest in (including without limitation, any partnership or joint venture interest), any other Person. For this purpose, "joint venture" means any entity or contractual relationship (written or oral) pursuant to which the Company shares with any Person the profits and/or losses of any undertaking or pursuant to which the Company may be liable for the acts or undertakings of any Person.

     2.6  Corporate Records.  The Company has previously delivered to Buyer true
          -----------------
and complete copies of its Articles of Incorporation, as amended, and By-laws as currently in effect. The minute books of the Company, which have been furnished to Buyer, are complete and accurate, and contain copies of all by-laws and resolutions passed by the shareholders and directors of the Company since the date of its incorporation, all of which by-laws and resolutions have been duly passed. The share certificate books, register of shareholders, register of transfers and register of directors of the Company are complete and accurate. The financial books and records of the Company have been maintained in accordance with sound business practices and fairly, accurately and completely present and disclose in accordance with GAAP consistently applied (i) the financial position of the Company, and (ii) all transactions of the Company.

     2.7  Financial Statements.  The Company has delivered to Buyer drafts dated
          --------------------
October 3, 1996 of the audited financial statements of the Company for the fiscal year ended July 31, 1996 (the "Audited Financial Statements"), the unaudited balance sheet (the "Current Balance Sheet") of the Company as of August 31, 1996 (the "Current Balance Sheet Date") and the unaudited interim financial statements of the Company for the one-month period ended August 31, 1996 (the "Interim Financial Statements" and, collectively with the Audited Financial Statements and the Current Balance Sheet, the "Financial Statements"). The Interim Financial Statements together with the notes thereto have been prepared on a cash basis in accordance with past practices, and the Audited Financial Statements together with the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such period. Except as disclosed therein, such Financial Statements are true, correct and complete, and present fairly and accurately the financial condition and position of the Company as of the dates indicated; provided, however, that the unaudited Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under GAAP.

     2.8  Absence of Undisclosed Liabilities.  Except as set forth in Schedule
          ----------------------------------                          --------
2.8, as at the Current Balance Sheet Date, the Company had no liabilities of any
---
nature, whether direct, indirect, accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for Taxes due or then accrued or to become due), that were not fully and adequately reflected or reserved against on the Financial Statements of the Company. There is no existing condition, situation or set of circumstances (excluding possible changes in the Tax laws of any jurisdiction) that could reasonably be expected to result in any such liability, other than liabilities (i) fully and adequately reflected or reserved against on the Financial Statements or (ii) incurred since the Current Balance Sheet Date in the ordinary course of business consistent with past practice, which in the aggregate are not material to the Company. For purposes of this
Section 2.8, "material" shall mean any amount in excess of $10,000.

     2.9  No Material Adverse Change.  To the best knowledge of the Company,
          --------------------------
since the Current Balance Sheet Date, there have been no changes in the assets, properties, business, operations, prospects or condition (financial or otherwise) of the Company that, either individually or in the aggregate, materially and adversely affect the Company, nor does any Stockholder or executive of the Company named in Schedule 2.9 know
                                                              ------------
of any such change that is reasonably likely to occur, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations, prospects or condition (financial or otherwise) of the Company, whether or not covered by insurance. Without limiting the generality of the foregoing, except as set forth in Schedule 2.9, since the
                                                        ------------
Current Balance Sheet Date, the Company has not:


          (i) incurred any indebtedness for borrowed money, assumed or guaranteed or otherwise become responsible for the obligations of any Person, or otherwise made or assumed any commitment, obligation or liability outside the ordinary course of business;

          (ii) declared or paid any dividend or declared or made any other distribution of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or entered into any agreement or made any commitment with respect to the same;

          (iii) made any loan, advance or capital contribution to or investment in any Person;

          (iv) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, shareholders, employees, consultants, agents or other representatives;

          (v) entered into any lease (as lessor or lessee), sold, abandoned or made any other disposition of any of its assets, properties or rights, granted or suffered any Lien or other encumbrance on any of its assets or properties, or entered into or amended any contract or other arrangement to do any of the foregoing or pursuant to which the Company agreed to indemnify any party or to refrain from competing with any party;

          (vi) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person or entered into or amended any contract or other arrangement to do the same;

          (vii) made any change in any method of accounting or accounting practice, waived or cancelled any material claim, account receivable, or right, or changed its pricing, credit, or payment policies;

          (viii) paid any long-term liability otherwise than in accordance with its terms;

          (ix) (A) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, shareholder, consultant, agent or employee of the Company, (B) increased the benefits payable under any existing severance or termination pay policies or employment agreement or (C) increased the compensation, bonus or other benefits payable to directors, officers or employees of the Company;

          (x) suffered any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Current Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company; or

          (xi) failed to comply with any Law in any respect that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the assets, properties, business, operations, prospects or conditions (financial or otherwise) of the Company.

     2.10 Accounts and Notes Receivable.  All accounts and notes receivable
          -----------------------------
reflected in the Financial Statements and all accounts receivable arising after the Current Balance Sheet Date (collectively, the "Accounts Receivable") have arisen in the ordinary course of business of the Company, represent valid and enforceable obligations due to the Company (except as set forth in Schedule
                                                                   --------
2.10), and are not subject to any discount, set-off or counter-claim (except as set forth in Schedule 2.10). All such Accounts Receivable have been collected
             -------------
or, to the best knowledge of the Company, are fully collectible in the ordinary course of business of the Company in the aggregate recorded amounts thereof in accordance with their terms.

     2.11 Tax Matters.
          -----------

          (a) As used in this Agreement, "Taxes" shall mean all taxes, including without limitation income taxes, corporation taxes, capital taxes, excise taxes, value added and sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, goods and services taxes, stamp taxes, transfer taxes, withholding taxes, property taxes and import duties, whether or not measured in whole or in part by net income, all imposts, levies, duties, deductions, withholdings, charges, public and private pension plan contributions, social security contributions, workmen's compensation, medicare and public health contributions, assessments, reassessments or fees of any nature, and all deficiencies or other additions to tax, interest and penalties owed by it; and "Tax" shall mean any one of them. The Company has paid all Taxes required to be paid by it through the date hereof (other than Taxes not yet due and payable the liability for which is adequately reserved for by the Company in the Financial Statements and other than possible adjustments as set forth in Schedule 2.8). The provisions for Taxes reflected in the Financial
         ------------
Statements are adequate to cover any and all Tax liabilities of the Company in respect of their respective assets, properties, business and operations during the periods covered by said Financial Statements and all prior periods.

          (b) The Company has timely filed all Tax returns required to be filed by it through the date hereof. Each of the Tax returns filed by the Company completely, correctly and accurately reflects the amount of the Company's Tax liability for the period covered thereby.

          (c)  Except as set forth on Schedule 2.11(c), there has not been any
                                      ----------------
audit of any Tax return filed by the Company, no audit of any Tax return of the Company is in progress, and the Company has not been notified by any Tax authority that any such audit is contemplated or pending. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of any Stockholder, threatening to assert any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Except as set forth on Schedule 2.11(c), all Tax returns of the Company have
                       ----------------
been assessed through and including the date hereof, and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax return or the payment of any Tax or for the issue of an assessment or reassessment against the Company. All deficiencies proposed as a result of such assessments of the Tax returns have been paid and settled.

          (d) The Company has withheld from each payment made to any of its past and present shareholders, directors, officers, employees and agents the amount of all Taxes and other deductions required to be withheld and has paid or made adequate provision for the payment of such amounts to the proper receiving authorities.

          (e)  Except with respect to possible adjustments as set forth in
Schedule 2.8, the Company is not subject to and shall not be subject after the
------------
Closing Date to any assessments, levies, penalties or interest with respect to Taxes which shall result in any liability on its part in respect of any period ending on or prior to the Closing Date in excess of the amount provided for and reserved against in the Financial Statements.

     2.12 Compliance with Laws; Permits.
          -----------------------------

          (a) The Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any Law applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

          (b)  Schedule 2.12 sets forth a complete list of (i) all Permits that
               -------------
are material to the conduct of the Company's business and (ii) all security clearances, special credentials and other designations (excluding academic degrees) held by or pertaining to any of the officers, employees, consultants and other agents of the Company that are necessary or useful in the conduct of the Company's business, in each case naming the officer, employee, consultant or agent, the Person from whom such clearance, credential or designation was obtained, and the contract, grant and/or other aspect of the Company's business to which it pertains.

          (c) The Company has, is in full compliance with, and is entitled to all the benefits under, all Permits that are material to the conduct of its business and the uses of its assets; such Permits have been validly issued and are in full force and effect and will continue in full force and effect upon consummation of the transactions contemplated hereunder; no violations are or have been recorded with any governmental or regulatory body in respect of any Permit; and no proceeding is pending or, to the best knowledge of the Stockholders and the Key Employees of the Company named in Schedule 2.9,
                                                           ------------
threatened to revoke or limit any Permit.


     2.13 Actions and Proceedings.  There are no outstanding orders, judgments,
          -----------------------
injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any of its securities, assets, or properties or any Stockholder or Key Employee of the Company. There are no actions, proceedings (or any basis therefor), suits or claims or legal, administrative or arbitral proceedings pending against or, to the best knowledge of the Company, threatened against or affecting (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) the Company or any of its securities, assets or properties, or any Stockholder or Key Employee of the Company, nor, to the best knowledge of the Company, is there any investigation pending or threatened against or affecting the Company or any Stockholder or Key Employee of the Company, that questions the validity of this Agreement, or any of the Related Agreements or any of the Schedules or Exhibits attached hereto or the right of the Company or any Stockholder or other party to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets, intellectual property rights, liabilities, financial condition, operations, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. To the best knowledge of the Company, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, prospects or condition (financial or otherwise) of the Company.

     2.14 Contracts and Other Agreements.
          ------------------------------

          (a)  Schedule 2.14 sets forth a list of all of the following contracts
               -------------
and other agreements (oral or written) to which the Company is a party or by or to which it or its assets or properties are bound or subject (collectively, the "Material Contracts"): (i) contracts and other agreements with any current or former officer, director, shareholder, employee, consultant, agent or other representative of the Company and contracts and other agreements for the payment of fees or other consideration to any entity in which any officer or director of the Company has an interest; (ii) contracts and other agreements with any labor union or association representing any employee of the Company or otherwise providing for any form of collective bargaining; (iii) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise, products or services providing in each instance for a purchase or sale price exceeding $10,000; (iv) contracts and other agreements for the sale of any of the assets or properties of the Company other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties; (v) partnership or joint venture agreements; (vi) contracts or other agreements under which the Company agrees to indemnify any party or to share the tax liability of any party; (vii) contracts, options and other agreements for the purchase of any asset, tangible or intangible, calling for an aggregate purchase price or payments in any one year of more than $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements; (viii) contracts and other agreements that cannot by their terms be canceled by the Company and any successor or assignee of the Company without liability, premium or penalty on no less than thirty (30) days' notice and which provide for payments in any one year in excess of $5,000 and $10,000 in the aggregate; (ix) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements; (x) contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of the Company as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws); (xi) contracts and other agreements containing covenants of the Company not to compete in any line of business or with any person or covenants of any other person not to compete with the Company in any line of business; (xii) contracts and other agreements relating to the acquisition by the Company of any operating business or the capital stock of any other person; (xiii) contracts and other agreements requiring the payment to any person of a commission or fee, including contracts or other agreements with consultants which provide for aggregate payments in excess of $10,000; (xiv) contracts, indentures, mortgages, promissory notes, loan agreements, guaranties, security agreements, pledge agreements, and other agreements relating to the borrowing of money or securing any such liability; (xv) distributorship or licensing agreements; (xvi) contracts under which the Company will acquire or has acquired ownership of, or license to, intangible property, including software (other than software licensed by the Company as an end user for less than $10,000 and not distributed by it); (xvii) leases, subleases or other agreements under which the Company is lessor or lessee of any real property or personal property and which provide for payments in any one year in excess of $5,000 and $10,000 in the aggregate; or (xviii) any other material contracts or other agreements whether or not made in the ordinary course of business that are in each instance material to the Company or the terms of which in each instance would have a material adverse effect on the Company's business or prospects, condition, financial or otherwise, or any of its assets or properties of the Company.

          (b) There have been delivered or made available to Buyer true and complete copies of all such Material Contracts (and all amendments, waivers or other modifications thereto) and, with respect to any oral Material Contracts, complete and accurate summaries thereof. Except as set forth on Schedule 2.14,
                                                                 -------------
making specific reference to the Material Contract as to which exception is taken and explaining the exception, all of such Material Contracts are valid, subsisting, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms. The Company, and to the best knowledge of each Key Employee of the Company named in Schedule 2.9, each other party thereto has in
                                 ------------
all material respects performed all the obligations required to be performed by them to date, has received no notice of default and is not in default under any such Material Contracts. The Company has no present expectation or intention of not fully performing all its obligations under each Material Contract, and no Key Employee of the Company named in Schedule 2.9 has any knowledge of any
                                     ------------
breach or anticipated breach by the Company or any other party to any such Material Contract.

          (c) Except for this Agreement and the Related Agreements and as set forth in Schedule 2.14, none of the officers, directors or employees of the
         -------------
Company, nor any person directly or indirectly controlled by, or any relative of, one or more of such officers, directors or employees (each, an "Insider" and collectively, the "Insiders"), is presently a party to any transaction or agreement with the Company (other than agreements and transactions in the ordinary course of business disclosed hereunder for services as officers, directors and employees) in connection with the business of the Company, including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director, any such employee, any relative of any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or of which he or she is an officer, director, trustee or partner.

          (d) Since January 1, 1993, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities or mortgaged or pledged, or otherwise placed or agreed to place a lien or security interest on any asset of the Company individually in excess of $10,000 or in excess of $20,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel or other expenses, or (iv) sold, exchanged, licensed, encumbered, mortgaged, pledged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

     2.15 Real Estate.  The Company does not own any real property or any
          -----------
buildings or other structures and does not have any options or any contractual obligations to purchase or acquire any interest in real property. The leasehold interests of the Company set forth in Schedule 2.15 are subject to no Lien
                                      -------------
(other than Liens on the interests of the respective lessors that indirectly burden such leasehold interests). All such leases are in good standing and in full force and effect without amendment thereto, and the Company is entitled to all benefits under such leases.

     2.16 Personal Property.  Schedule 2.16 attached hereto sets forth (i) a
          -----------------   -------------
true, correct and complete list of all items of tangible personal property (A) owned by the Company as of the date hereof having either a net book value per unit or an estimated fair market value per unit in excess of $10,000 or (B) not owned by the Company but in the possession of or used or useful in the business of the Company and having rental payments therefor in excess of $250 per month or $3,000 per year (collectively, the "Personal Property"); and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company and the circumstances under which such Personal Property is used. Except as disclosed in
Schedule 2.16:
-------------

          (a) no officer, director, stockholder or employee of the Company, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property;

          (b) each item of Personal Property not owned by the Company is in such condition that upon the return of such Personal Property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged;

          (c) the Personal Property is in good operating condition and repair, normal wear and tear excepted, is currently used by the Company in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property; and

          (d) the Company owns or otherwise has the right to use all of the Personal Property now used or useful in the operation of its business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which the Company is a party.

     2.17 Proprietary Rights.
          ------------------

          (a)(i) As used in this Agreement, the term "Proprietary Rights" means all:

                 (A) trademarks, service marks, trade names, franchises and copyrights and all registrations and applications to register any of the foregoing with any agency or authority;

                 (B) patents, patent applications, inventions and designs, and any registration thereof with any agency or authority;

                 (C) trade secrets, including all processes, know-how, technical data, shop rights, and any media or other tangible embodiment thereof and all descriptions thereof; and

                 (D) other technology and intangible property, including without limitation computer programs, databases, and documentation and flow charts.

          (ii)   Schedule 2.17(a)(ii) sets forth a true, accurate and complete
                 --------------------
list of all Proprietary Rights of the types described in clauses (a)(i)(A) and
(B) of which the Company claims ownership or uses in its business, together with the applicable identifying information of all federal, provincial, state and foreign registrations of such Proprietary Rights or applications for registration.

          (iii)  Schedule 2.17(a)(iii) sets forth a true, accurate and complete
                 ---------------------
list of all Proprietary Rights of the type described in clauses (a)(i)(A) and
(B) that are licensed to the Company, together with the available applicable identifying information of all federal, provincial, state and foreign registrations of such Proprietary Rights or applications for registration.

          (iv)   Schedule 2.17(a)(iv) sets forth a true, accurate and complete
                 --------------------
list of all Proprietary Rights owned or used by the Company that are material to its business as presently conducted or as it is contemplated to be conducted and are not listed on Schedules 2.17(a)(ii) or (iii).
                  ------------------------------

          (b)(i) The Company is the sole and exclusive owner of all right, title and interest in and to the Proprietary Rights listed on Schedule
                                                              --------
2.17(a)(ii) except as otherwise provided in such Schedule.
-----------

          (ii)   Except as set forth on Schedule 2.17(a)(ii), (iii), or (iv), as
                                        ------------------------------------
applicable, the Company has the right to use all Proprietary Rights listed therein free and clear of the claims or rights of others and such Proprietary Rights will remain in full force and effect following the consummation of the transactions contemplated hereby. All patents, copyrights, trademarks and service marks listed on Schedule 2.17(a)(ii), (iii) or (iv) that are owned by
                        -----------------------------------
the Company or for the maintenance of which the Company is responsible, and, to the best knowledge of the Company, all other such rights so listed, and all federal, provincial, state and foreign registrations thereof, are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within 90 days after the date hereof.

          (c) The Proprietary Rights owned or licensed by the Company are sufficient to conduct the Company's business as presently conducted; and the Company has taken all steps reasonably necessary to protect its right, title and interest in and to the Proprietary Rights and the continued use of the Proprietary Rights.

          (d)(i) Except as set forth in Schedule 2.17(d)(i), none of the present
                                        -------------------
activities or, to the best knowledge of the Company, the proposed activities, of the Company or its products or assets infringe on any Proprietary Rights of others, (ii) the Company has not received any claim or notice of any claim to that effect, and (iii) to the best knowledge of the Company, there is no existing or threatened infringement or violation by others of the Proprietary Rights of the Company.

          (e)(i) Except as set forth in Schedule 2.17(e), the Company has: (A)
                                        ----------------
obtained assignments of all inventions, patent and patentable rights and copyrights from all current and past employees, consultants, and other persons who contributed to the discovery or development of any of the Proprietary Rights; and (B) adopted and implemented such other policies and procedures, including without limitation with respect to confidentiality and assignment of inventions, as are reasonably necessary to protect and promote the Company's interests with respect to the Company's Proprietary Rights.

          (ii) To the best knowledge of the Company, there is no existing or threatened violation of the confidentiality of the Company's confidential information or trade secrets. The Company is not making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employees or consultants of the Company.

          (iii) To the best knowledge of the Company, none of the activities of the employees or consultants of the Company on behalf of the Company violates or has violated any agreements or arrangements that any such employees or consultants have or have had with former employers. Each of the employees and consultants who contributed to the discovery or development of any of the Proprietary Rights (other than Proprietary Rights licensed to the Company by any party other than a consultant to the Company) did so in each case within the scope of his or her employment or contractual relationship with the Company.

     2.18 Title to Assets; Liens.  Except as set forth on Schedule 2.18, the
          ----------------------                          -------------
Company owns outright and has good, valid and marketable title to all of its assets and properties of every nature whatsoever, including Proprietary Rights and Personal Property, used in the business, including, without limitation, all of the assets and properties reflected in the Financial Statements, free and clear of any Lien, except for (i) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business consistent with past practice since the Current Balance Sheet Date or (ii) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable. There are no developments affecting any of such properties or assets pending or, to the best knowledge of the Company, threatened, that might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially and adversely affect the marketability of such properties or assets.

     2.19 Customers and Distributors.  Schedule 2.19 sets forth all
          --------------------------   -------------
representatives and distributors of the Company's products (whether pursuant to commission, royalty or other arrangement) and the sixty (60) customers who account for the largest sales of the Company (collectively, the "Customers and Distributors"). To the best knowledge of the Company, the relationships of the Company with its Customers and Distributors and its suppliers are generally good commercial working relationships. Except as provided in Schedule 2.19, no
                                                         -------------
Stockholder knows of any plan or intention of any such Customer, Distributor, or supplier, and the Company has not received any written or oral threat from any Customer, Distributor or supplier, to terminate, cancel or otherwise adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company or its usage, purchase or distribution of the services or products of the Company.

     2.20 Employee Benefit Plans.  Except as set forth on Schedule 2.20 and
          ----------------------                          -------------
subject to Section 1.8 of this Agreement, the Company does not maintain, and has not maintained, any pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, sales commission, vacation, severance, disability, life insurance, group insurance, multi-employer or other employee benefit plans, programs or other contractual arrangements, in respect of, or that otherwise cover, any of the current or former officers or employees of the Company, or their heirs or beneficiaries (collectively, the "Plans").
The Company has delivered to Buyer true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the Plans set forth on Schedule 2.20. There are no outstanding defaults or
                   -------------
violations by the Company of any obligations under any of such Plans, nor any actions, claims, or other proceedings pending or threatened with respect thereto. No plans, promises or commitments to change or increase benefits under any of such Plans have been made except as required by law, and no event has occurred which could subject any person or fund to any tax, penalty or other disability in connection therewith.

     2.21 Employees and Consultants.  Set forth on Schedule 2.21 is a complete
          -------------------------                -------------
list of the Company's (i) employees, (ii) consultants and (iii) independent contractors who spend at least fifty percent (50%) of their professional time working for the Company, with names, current salaries and, with respect to Key Employees, current positions with the Company. The Company generally enjoys a good employer-employee relationship with its employees. The Company has on file duly executed Forms I-9 from all such employees. The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in Schedule 2.21, neither the Company nor Buyer will be
                       -------------
liable under any Plan, agreement or other contractual arrangement to any of said employees or consultants for severance pay or any other payments (other than (a) accrued salary, vacation or sick pay in accordance with the Company's written policies delivered to the Buyer and summarized in Schedule 2.21 and (b) any
                                                  -------------
liability relating to notice of termination as required by the laws of the State of California and summarized in Schedule 2.21) as a result of the termination of
                                -------------
employment of any of said employees or consultants or as a result of the sale of any substantial portion of the outstanding shares in the capital of the Company. The Company does not have an employee manual. All employees and consultants of the Company, whose employment and/or consulting responsibilities require access to confidential or proprietary information of the Company (the "Key Employees") are designated as such on Schedule 2.21 and have executed and delivered Non-
                          -------------
Disclosure, Non-Competition and Assignment of Inventions Agreements in the form of Exhibit C hereto, and all of such agreements are in full force and effect.
   ---------

     2.22 Labor Relations; Compliance.  The Company is not, and has never been,
          ---------------------------
a party to any collective bargaining or other labor agreement. Except as set forth on Schedule 2.22, there has not been, there is not presently pending or
         -------------
existing, and to the best knowledge of the Company, there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process,
(b) any proceeding against or affecting the Company relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or compliant filed by an employee or union with the National

Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, or organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstances exist that could provide the basis for any work stoppage or other labor dispute. There is no lock-out of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

     2.23 Certain Transactions.  Except as set forth in Schedule 2.23 or in the
          --------------------                          -------------
Financial Statements and except as expressly contemplated by or disclosed in this Agreement and the Related Agreements and the exhibits, schedules, documents or other written information attached hereto and thereto, the Company is not indebted to any Insiders, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses; none of said Insiders are indebted to the Company or, to the best knowledge of the Company, after due inquiry, have any direct or indirect ownership interest in, or any contractual relationship with, any firm, corporation, or other Person with which the Company is or was affiliated or with which the Company has a business relationship, or any firm, corporation, or other Person which, directly or indirectly, competes with the Company; and no Insider is, directly or indirectly, a party to or otherwise an interested party with respect to any contract with the Company.

     2.24 Insurance.  Schedule 2.24 sets forth a list of all policies or binders
          ---------   -------------
of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of the Company. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Company and are in conformity with the requirements of all leases to which the Company is a party and, to the best knowledge of the Company, are valid and enforceable in accordance with their terms. The Company is not in default with respect to any provision contained in any such policy or binder, nor has the Company failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims in excess of $10,000 in the aggregate under all such policies and binders. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

     2.25 Banks, Brokers and Proxies.  Schedule 2.25 sets forth (i) the name of
          --------------------------   -------------
each bank, trust company, securities or other broker or other financial institution with which the Company has an account, credit line, or safe deposit box or vault or otherwise maintains relations; (ii) the name of each person authorized by the Company to draw on any such account or credit line, to transfer securities, or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other like instruments to act on behalf of the Company in matters concerning its business or affairs. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Company for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.

     2.26 Brokerage.  No broker, finder, agent or similar intermediary has acted
          ---------
on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable by the Company, Buyer or any subsidiary that acquires the Shares in connection therewith based on any agreement, arrangement or understanding with the Company or any Stockholder or any action taken by it or any of them.

     2.27 Hazardous Materials.  Subject to Section 1.8 of this Agreement, the
          -------------------
Company (i) is not in violation of any applicable federal, state or local statute, law, ordinance, rule, regulation or policy relating to the environment or occupational health and safety (each, an "Environmental Law") and (ii) has never generated, used or handled any Hazardous Materials (as hereinafter defined), nor has the Company treated, stored or disposed of any Hazardous Materials at any site owned or leased by the Company or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. No other Person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site owned or premises leased by the Company during the period of the Company's ownership or lease or before any such period, nor has there been or, to the best knowledge of the Company, is there threatened any release of any Hazardous Materials on or at any such site or premises during such period. For purposes of this Section 2.27, "Hazardous Materials" shall mean and include any "hazardous waste" as defined in either the United States Resources Conservation and Recovery Act, 42 U.S.C. 6901, regulations adopted pursuant to said Act, and also any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601.

     2.28 Full Disclosure.  The Schedules hereto and all documents and other
          ---------------
papers listed therein or required to be delivered pursuant to this Agreement and the Related Agreements are true, complete, correct and authentic. No representation or warranty of any Stockholder contained in this Agreement, and, to the best knowledge of the Company and each Stockholder or executive of the Company named in Schedule 2.9, no document or other paper furnished by or on
                 ------------
behalf of the Company to Buyer (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact known to any Stockholder or executive of the Company named in Schedule 2.9 that has not
                                                     ------------
been disclosed to Buyer in this Agreement and the Related Agreements or the Schedules hereto and thereto that has or will have a material adverse effect on the Company or its assets, properties, business, operations, prospects or condition (financial or otherwise), or is reasonably likely to have such an effect.

     2.29 Best Knowledge.  As used herein, an individual will be deemed to have
          --------------
"best knowledge" of a particular fact or other matter if:

          (a)    such individual is actually aware of such fact or other matter;

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; or

          (c)    it relates to any matter of Law.

A corporation or entity (other than an individual) will be deemed to have "best knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, employee, agent, partner, executor, or trustee of such corporation or entity (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter. Without limiting the generality of the foregoing, each individual listed on
Schedule 2.9 hereto shall be deemed to have knowledge of any fact or matter of
------------
which the Company has knowledge as provided above.


                                   SECTION 3

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each of the Stockholders, jointly and severally, represents and warrants to Buyer as of the date hereof and on and as of the Closing Date as follows:

     3.1  Title to Shares.
          ---------------

          (a) Each Stockholder is and will be at the Closing the holder of record and the owner of the entire beneficial interest in the Shares set forth opposite such Stockholder's name on Schedule 1 hereto, free and clear of any
                                    ----------
Lien whatsoever and without any exception whatsoever.

          (b) Each Stockholder will transfer and deliver to Buyer or its designee at the Closing a good and valid title to all of the Shares set forth opposite his or her or its name on Schedule 1, free and clear of any Lien or
                                   ----------
claim of any kind, and the entire beneficial interest therein without any exception whatsoever.

     3.2  Authority to Execute and Perform Agreements.  Each Stockholder has
          -------------------------------------------
full legal right and power to enter into, execute and deliver this Agreement and to perform in full such Stockholder's obligations hereunder. The execution, delivery and performance of this Agreement or any Related Agreement (where applicable) by each Stockholder requires no consent, approval, waiver or other action by or in respect of, or filing with, any governmental body, agency, official or authority or any other Person other than as set forth on Schedule
                                                                     --------
3.2, all of which actions, approvals and filings will have been taken, obtained
---
or made on or before the Closing Date. This Agreement or any Related Agreement (where applicable) has been duly executed and delivered and is the valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms.

     3.3  No Breach.  The execution, delivery and performance of this Agreement
          ---------
and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, contravene, or result in the breach of or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which each Stockholder is a party or to which each Stockholder or each Stockholder's Shares may be bound or subject; or violate, conflict with or contravene any order, judgment, injunction, award or decree or other requirement of any court, arbitrator or governmental or regulatory body against, or binding upon, each Stockholder or each Stockholder's Shares; or violate, contravene or conflict with any statute, law, ordinance or regulation of any jurisdiction binding upon or applicable to each Stockholder or each Stockholder's Shares.

     3.4  Actions and Proceedings.  There are no actions, investigations,
          -----------------------
proceedings (or any basis therefor), suits or claims or legal, administrative or arbitral proceedings pending against or, to the best knowledge of each Stockholder, threatened against or affecting each Stockholder or each Stockholder's Shares that have or may have (a) the effect of restraining, modifying or preventing the consummation of the transactions contemplated hereby or (b) a materially adverse effect on the assets, properties, business, operations, prospects, or condition (financial or otherwise) of the Company or Buyer.

     3.5  Brokerage.  There are no brokerage commissions, finders' fees or
          ---------
similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with such Stockholder or any action taken by such Stockholder, the liability for which is or will be on the Company or Buyer.


                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF BUYER AND CMG

     Each of Buyer and CMG represents and warrants to the Stockholders as follows:

     4.1  Organization.  Each of Buyer and CMG is duly organized, validly
          ------------
existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

     4.2  Authority to Execute and Perform Agreements.  Each of Buyer and CMG
          -------------------------------------------
has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder, and this Agreement has been duly executed and delivered and is the valid and binding obligation of each of Buyer and CMG enforceable in accordance with its terms except, (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies.

     4.3  No Breach.  The execution, delivery and performance of this Agreement
          ---------
and the consummation of the transactions contemplated hereby will not (i) violate any provision of the respective charter or By-laws of Buyer or CMG; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Buyer or CMG or upon the securities, properties, assets or business of Buyer or CMG;
(iii) violate any Law which relates to Buyer or CMG or to the securities, properties, assets or business of Buyer or CMG; (iv) violate any Permit of the Buyer or CMG; or (v) except as set forth on Schedule 4.3, require any filing
                                            ------------
with, notice to, or permit, approval or consent of any foreign, federal, state, local or other governmental or regulatory body or of any other person.

     4.4  Actions and Proceedings.  There are no actions, suits or claims or
          -----------------------
legal, administrative or arbitral proceedings pending or, to the best knowledge of the Buyer or CMG, threatened against or involving the Buyer or CMG that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby.

     4.5  Investment Representation.  Buyer is acquiring the Shares from each
          -------------------------
Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     4.6  Hart-Scott-Rodino.  Based on certain representations of Michael P.
          -----------------
Tuite set forth in the certificate attached hereto as Exhibit J, the purchase of
                                                      ---------
the Shares will be exempt from the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


                                   SECTION 5

                           COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

     5.1  Conduct of Business.  During the period from the date hereof to the
          -------------------
Closing Date, except as otherwise expressly agreed in writing by Buyer (by its Chief Financial Officer or President) or expressly contemplated hereunder, the Stockholders shall cause the Company to observe the following covenants:

          (a)  Affirmative Covenants Pending Closing.  The Company shall:
               -------------------------------------

               (i)   Preservation of Personnel.  Use its best efforts to
                     -------------------------
     preserve intact and keep available the services of the Company's present employees;

               (ii)  Insurance.  Use its best efforts to keep in effect
                     ---------
     casualty, general liability and other insurance policies in coverage amounts not less than the same at the date of this Agreement;

               (iii) Preservation and Advancement of the Business; Maintenance
                     ---------------------------------------------------------
     of Properties, Contracts.  Use its best efforts to preserve and advance its
     ------------------------
     business, advertise, promote and market its products in accordance with past practices over the last twelve months, keep its properties intact, preserve its goodwill and its business, maintain all physical properties in good repair and operating condition subject only to ordinary wear and tear, in each case in accordance with past practices, and perform and comply in all material respects with the terms of the contracts set forth in Schedule 2.14 hereto;
        -------------

               (iv)  Proprietary Rights.  Use its best efforts to preserve and
                     ------------------
     protect the Proprietary Rights and assets set forth in Schedule 2.17; and
                                                            -------------

               (v)   Ordinary Course of Business.  Operate its business solely
                     ---------------------------
     in the ordinary course and in the normal, usual and customary manner, consistent with past practices.

          (b)  Negative Covenants Pending Closing.  The Company will not,
               ----------------------------------
without the prior written consent of Buyer:

               (i)   Disposition of Assets.  Sell, lease, license or transfer,
                     ---------------------
     or mortgage, pledge or create or permit to be created any security interest on, any of its assets other than sales and licenses and purchase money security interests in the ordinary course of business;

               (ii)  Employees.  Begin or terminate the employment of any
                     ---------
     person.

               (iii) Liabilities.  Incur any obligation or liability other than
                     -----------
     in the ordinary course of the Company's business (and, in any event, any obligation or liability in the amount of $10,000 or more) or incur any indebtedness for borrowed money;

               (iv)  Compensation.  Make any changes in the compensation paid,
                     ------------
     payable or to become payable to any of its officers, directors, consultants, agents or employees, including, without limitation, changes in their base salary, bonus, equity participation or other fringe benefits;

               (v)   Capital Stock.  Make any change in the number of shares of
                     -------------
     its capital authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, or declare or pay any dividend or make any distribution on any shares of its capital stock, or sell or transfer any shares of its capital stock;

               (vi)   Charter and By-Laws.  Amend its Articles of Incorporation,
                      -------------------
     as amended to date, or By-laws.

               (vii)  Acquisitions.  Make any acquisition of property other than
                      ------------
     in the ordinary course of the Company's business;

               (viii) Material Contracts.  Enter into any contract or
                      ------------------
     commitment material to the Company outside the ordinary course of business;

               (ix)   Expenses.  Cause or permit the Company to pay any expenses
                      --------
     or fees of counsel, accountants or consultants for services in preparation for or in connection with the transactions contemplated hereby;

               (x)    Amendments, etc..  Modify or amend in any material
                      ----------------
     respect, or cancel, any material existing contracts, agreements or understandings for the sale, lease or license of goods or services, or obligations receivable involving the Company.

     5.2  Continued Effectiveness of Representations and Warranties.  From the
          ---------------------------------------------------------
date hereof through the Closing Date, the Stockholders shall use their best efforts to cause the Company to conduct its business and affairs and to conduct their business and affairs in such a manner so that the representations and warranties contained in Sections 2 and 3 hereof shall continue to be true and correct in all material respects as of the Closing Date, and Buyer shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute (or with notice or the passage of time would be likely to constitute) a violation or breach of this Agreement.

     5.3  Corporate Examinations and Investigations.
          -----------------------------------------

          (a) Before the Closing Date, Buyer shall be entitled, through its employees and representatives, to have such access to the assets, properties, business, records, books and operations of the Company, as Buyer, its representatives, employees or agents may reasonably request in connection with the Buyer's review and investigation of the Company, its assets, liabilities, suppliers and customers business and operations and the market potential for the products and services currently sold by the Company. Any such investigation and examination shall be conducted at reasonable times, and the Stockholders shall cause the Company, its employees and representatives (including without limitation the Company's firm of independent public accountants) to cooperate fully therein. Except to the extent provided in Section 8.4(a)(ii), no investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Stockholders under this Agreement.
In order that Buyer may have full opportunity to make such review, the Stockholders shall cause the Company, its employees and representatives (including without limitation the Company's firm of independent public accountants) to furnish the representatives of Buyer during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and shall cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and to make full disclosure to Buyer of all material facts affecting the assets, properties, prospects, products, services, business, operations and financial condition of the Company. Buyer acknowledges and agrees that any such review and investigation shall be completed by October 24, 1996.

          (b) Buyer and the Company are parties to a certain confidentiality agreement entered into on October 11, 1996 (the "Confidentiality Agreement"), the terms of which limit their use and disclosure of information derived from each other in the course of their respective investigations. Each Stockholder hereby acknowledges receipt of a copy of the Confidentiality Agreement, which is hereby incorporated by reference into this Agreement in its entirety. Each Stockholder hereby agrees to comply with and be bound by the terms of such agreement with respect to information about Buyer and/or the transactions contemplated hereby as though such Stockholder were a party thereto, such Stockholder's obligations shall survive the Closing hereunder, and the benefit of each of Buyer's obligations thereunder shall inure to each Stockholder.

     5.4  Authorizations.  Before the Closing Date, Buyer and the Stockholders
          --------------
shall each use their best efforts to obtain all authorizations, consents, approvals, and permits of shareholders and others required to permit the consummation by them of the transactions contemplated by this Agreement. Each of the Stockholders agrees, so long as Buyer has not breached any material representation, warranty or covenant contained in this Agreement, (i) to approve this Agreement, and the transactions contemplated hereby at a meeting of the Company's stockholders to be held as promptly as practicable for the purpose of obtaining such stockholder approval, and (ii) to take such other actions as are reasonably necessary or desirable so as to cause the Board of Directors of the Company to approve such transactions. The Buyer agrees, so long as the Company and any of the Stockholders have not breached any material representation, warrant or covenant contained in this Agreement, to take such actions as are reasonably necessary or desirable so as to cause the Board of Directors of the Buyer to approve the transactions contemplated hereby.

     5.5  Restrictions.  None of the Stockholders, nor any person acting
          ------------
directly or indirectly on behalf of any of the Stockholders, shall offer, negotiate the sale of, or sell any of the Shares to any Person other than Buyer.

     5.6  Consummation of Agreement.  Each of Buyer and the Stockholders shall
          -------------------------
use their best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and the Stockholders shall use their best efforts further to ensure that to the extent within the Stockholders' control or capable of influence by the Stockholders, no breach of any of the Stockholder's representations, warranties, and agreements hereunder or contemplated hereby occurs or exists on or before the Closing Date to the end that the transactions contemplated by this Agreement shall be fully carried out.

     5.7  Insurance.  For a period of three (3) years following the Closing,
          ---------
Buyer shall use commercially reasonable efforts (i) to keep the Company's assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and (ii) to maintain with financially sound and reputable insurers, insurance for the Company against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. If at any time during the three (3) year period following the Closing, (i) the Company fails to keep in effect casualty, general liability and other insurance policies in coverage amounts at least equal to the same at the Closing Date, and (ii) an arbitrator determines, in accordance with Section 10.6 of this Agreement, that all or any portion of any Losses (the "Uncovered Portion") incurred by the Company would have been covered by such terminated insurance policies had such policies remained in place, then the Stockholders shall have no liability for the Uncovered Portion of such Losses.

     5.8  Trademark.  Buyer shall use commercially reasonable efforts following
          ---------
the Closing to cause the Company to file an application to register the trademark "Pacific Link" with the United States Patent and Trademark Office.

     5.9  Exclusive Dealing.  Neither the Stockholder nor the Company will,
          -----------------
directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any Person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in the Company or any merger, consolidation or business combination with the Company, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Stockholders and the Company agree to promptly notify Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Company or any of the Stockholders. This Section 5.8 shall terminate on the earlier of the Closing Date or the termination of this Agreement pursuant to Section 9 hereof.

     5.10 Non-Disturbance Agreements for Leased Real Estate.  Prior to the
          -------------------------------------------------
Closing Date or as soon as possible thereafter, the Stockholders shall obtain and deliver to CMG and Buyer for recording in the appropriate filing office a fully executed non-disturbance agreement from each current holder of a mortgage, deed of trust or other lien on any of the real estate in which the Company has a leasehold interest (which leasehold interests are set forth in Schedule 2.15).

     5.11 Stockholder Guaranties.  Buyer shall use its best efforts following
          ----------------------
the Closing to obtain any documentation necessary to release Michael P. Tuite from each of the personal guaranties listed on Schedule 5.11 attached hereto.
                                               -------------

     5.12 Further Assurances.  Each of the parties shall execute such documents,
          ------------------
further instruments and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                                   SECTION 6

       CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER AND CMG TO CLOSE

     The obligations of Buyer and CMG to enter into and complete the Closing is subject, at the option of Buyer acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, each of which is for the exclusive benefit of Buyer and not of any of the Stockholders and any one or more of which may be waived by Buyer alone:

     6.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of the Company and each Stockholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company and each Stockholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. The Company and each Stockholder shall have delivered to Buyer a certificate, dated the Closing Date, to the foregoing effect and stating that all conditions to Buyer's obligations hereunder have been satisfied.

     6.2  Consents and Approvals.  All consents, Permits and approvals from all
          ----------------------
Persons, including without limitation all governmental authorities and all parties to contracts or other agreements with any Stockholder or the Company, that may be required in connection with the performance by each Stockholder of his or her obligations under this Agreement, the continuance (without modification, amendment, variation or renegotiation) after the Closing of such contracts or other agreements with the Company or Buyer or any subsidiary of Buyer that acquires the Shares, and/or the acquisition and ownership of the Shares by Buyer or its subsidiary shall have been obtained.

     6.3  Litigation.  No action, suit or proceeding shall have been instituted
          ----------
before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the consummation of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Buyer, (a) the effect of restraining, modifying or preventing the consummation of such transactions or (b) a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company or Buyer.

     6.4  Status of Business; Net Book Value.  As of the Closing Date, there
          ----------------------------------
shall have been no material adverse change in the Company's financial condition, business, assets, operations or prospects, nor shall any event have occurred that so far as can reasonably be foreseen on the Closing Date appears reasonably likely to affect materially and adversely the financial condition, business, assets, operations or prospects of the Company, and as of the Closing Date, the Company's Net Book Value (defined as the difference between total assets and total liabilities) shall equal or exceed $708,000.

     6.5  Employee Agreements.  Each of the Key Employees of the Company listed
          -------------------
on Schedule 2.9 hereto shall have entered into non-competition, confidentiality
   ------------
and assignment of inventions agreements in the form attached hereto as
Exhibit C.
---------

     6.6  Guaranty. Michael P. Tuite shall have entered into a Guaranty
          --------
substantially in the form attached here as Exhibit D.
                                           ---------

     6.7  Employment and Non-Competition Agreements.  The Buyer shall have
          -----------------------------------------
negotiated (i) a mutually satisfactory non-competition and non-solicitation agreement and (ii) an employment agreement (the "Tuite Employment Agreement") with Michael P. Tuite in the forms attached hereto as Exhibits B and F,
                                                      ----------      -
respectively.

     6.8  Financial Statements.  Buyer's independent public accountants shall
          --------------------
have (a) confirmed to Buyer's satisfaction that the Financial Statements fairly present in all material respects the results of operations and cash flows of the Company and its financial position at each such date and for each of such periods, all in conformity with GAAP, and (b) shall have confirmed to Buyer that the Company's financial records are adequate to permit the financial statements of the Company to be audited to the extent necessary to fulfil Buyer's financial reporting obligations under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, without unreasonable effort or expense.

     6.9  Investigation Satisfactory.  Buyer shall be satisfied with the results
          --------------------------
of Buyer's investigation of the Company and its business and affairs, which investigation shall be completed on or before October 24, 1996. Without limiting the generality of the foregoing, Buyer shall be satisfied in all respects with the Company's Proprietary Rights and with the terms of the Company's agreements with its suppliers and customers.

     6.10 Opinion of Counsel to the Stockholders.  Buyer shall have received the
          --------------------------------------
opinion of Ferrari, Olsen, Ottoboni & Bebb, P.C., counsel to the Stockholders and the Company, dated the Closing Date, addressed to Buyer substantially in the form attached hereto as Exhibit G.
                        ---------

     6.11 Assumption of Certain Liabilities.  Michael P. Tuite shall have
          ---------------------------------
executed and delivered an Instrument of Assumption of Liabilities (the "Assumption Agreement") dated the Closing Date in substantially the form attached hereto as Exhibit I providing for the assumption by such individual
                   ---------
after the Closing of those liabilities and obligations of the Company listed on
Schedule 1 to such Exhibit I.
----------         ---------

     6.12 Delivery of Share Certificates.  The Stockholders shall have delivered
          ------------------------------
or caused to be delivered to Buyer or its designee the certificates for all of the Shares, which shall be all of the issued and outstanding capital shares of the Company, duly endorsed for transfer to Buyer or its designee, free and clear of any Liens or beneficial interests of any party.

     6.13 Distribution of Certain Assets.  Buyer shall have received evidence
          ------------------------------
satisfactory to it that those assets listed on Schedule 6.13 attached hereto
                                               -------------
have been distributed to Michael P. Tuite.

     6.14 Releases.  Each Stockholder shall, in form satisfactory to Buyer's
          --------
counsel, have released and discharged the Company from any and all claims, demands and liabilities whatsoever arising or accruing before the Closing under each and every agreement, arrangement, Law or other state of facts.

     6.15 Certificates as to Representations and Warranties.  Each of the
          -------------------------------------------------
individuals listed on Schedule 2.9 shall have delivered to Buyer a certificate
                      ------------
in form and substance reasonably satisfactory to Buyer certifying as to his or her knowledge of certain representations and warranties of the Company.

     6.16 Additional Action.  The Stockholders shall have delivered or caused
          -----------------
the Company to deliver such additional certificates, and shall have taken such additional actions, as Buyer shall reasonably require to evidence and confirm the authorization and approval of the sale of the Shares, their assignment and transfer to Buyer or its designee, and their registration in the name of the Buyer or its designee.

     6.17 Board Approval.  This Agreement and the transactions contemplated
          --------------
hereby shall have been approved by the Board of Directors of each of Buyer and CMG.


                                   SECTION 7

      CONDITIONS PRECEDENT TO THE OBLIGATION OF THE STOCKHOLDERS TO CLOSE

     The obligation of the Stockholders to enter into and complete the Closing is subject, at the option of the Stockholder Representative acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, each of which is for the exclusive benefit of the Stockholders and not of Buyer and any one or more of which may be waived by the Stockholder Representative alone:

     7.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. Buyer shall have delivered to the Stockholders a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the obligations of the Stockholders hereunder have been satisfied.

     7.2  Litigation.  No action, suit or proceeding shall have been instituted
          ----------
before any court or governmental or regulatory body, or instituted by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, which such action, suit or proceeding shall not have been stayed.

     7.3  Consents and Approvals.  All consents, permits and  approvals from
          ----------------------
parties to contracts or other agreements with Buyer that may be required in connection with the performance by Buyer of its obligations under this Agreement shall have been obtained.

     7.4  Note.  Buyer shall have executed and delivered to one of the
          ----
Stockholders, a Note substantially in the form of Exhibit A attached hereto.
                                                  ---------

     7.5  Opinion of Counsel to the Buyer.  The Stockholders shall have received
          -------------------------------
the opinion of Palmer & Dodge, counsel to Buyer, dated the Closing Date and substantially in the form attached hereto as Exhibit H.
                                             ---------

     7.6  Letter of Credit.  Buyer shall have delivered to one of the
          ----------------
Stockholders a Letter of Credit substantially in the form of Exhibit E attached
                                                             ---------
hereto. The Letter of Credit shall be in the face amount of $7,500,000 and shall be subject to suspension in the amount of any claim for indemnification asserted by Buyer pursuant to Section 8 of this Agreement in the event that any arbitrator determines, in accordance with Section 10.6 of this Agreement, that
(i) Buyer is entitled to an award with respect to such claim for indemnification or (ii) any arbitration proceeding initiated pursuant to Section 10.6 of this Agreement has not been resolved within ninety (90) days of the initiation of such proceeding substantially on account of the Stockholders' failure to use their respective best efforts to promptly respond to, and participate in, any such proceeding.

     7.7  Board Approval.  This Agreement and the transactions contemplated
          --------------
hereby shall have been approved by the Board of Directors of each of Buyer and CMG.



                                   SECTION 8

                                INDEMNIFICATION

     8.1  Survival.  Notwithstanding any right of any party to investigate fully
          --------
the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any Schedule, certificate or financial statement delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder and be indemnified in accordance with this Section 8, and, except as otherwise specifically provided in this Agreement, shall thereafter:

          (a) except as provided in clauses (b) and (c) hereof, terminate and expire at the end of the thirty-sixth (36th) full calendar month after the Closing Date with respect to any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of any of the Stockholders contained in Sections 2 or 3 hereof or of Buyer contained in Section 4 hereof, of which the party asserting such claim shall have given no notice on or before the end of such thirty-sixth (36th) month, except for any claim based upon fraud or wilful misconduct by any of the Stockholders or the Company, which shall survive until the end of the eighty-fourth (84th) full calendar month after the Closing Date;

          (b) survive forever, with respect to the excluded liabilities as described in Section 1.8 and the representations and warranties of the Stockholders contained in Section 2.20 or Section 2.26 hereof and the representations and warranties of the Stockholders contained in Sections 3.1 through 3.4 hereof; and

          (c) terminate and expire, with respect to any Tax Claim (as hereinafter defined), on the later of (i) the date upon which the assessment of any taxes to which any such Tax Claim may relate is barred by all applicable statutes of limitations and (ii) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations; provided, however, that if a waiver has been or is given by or with the consent of the Stockholder Representative with respect to any applicable statute of limitation in connection with any Tax Claim, the representations, warranties, covenants and agreements relating to such Tax Claim shall survive until such waiver is of no force or effect. As used herein, "Tax Claim" means any claim based upon, arising out of or otherwise in respect of (A) issues raised on audit of the Company by taxing authorities with respect to any period ending on or before the Closing Date, (B) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any of the Stockholders contained in this Agreement related to Taxes or (C) any other Tax liabilities of the Company other than Taxes of the Company that are properly allocable to periods of time beginning after the Closing Date; provided that "Tax Claim" shall exclude any such claim arising out of any Tax return filed by the Company after the Closing which claim (x) is not based on incorrect or incomplete information compiled by the Company before the Closing and (y) does not result from any misconduct or bad faith of any of the Stockholders or of the Company prior to the Closing.

     8.2  Obligation of the Stockholders to Indemnify.  Subject to the
          -------------------------------------------
limitations set forth below and to the termination provisions set forth in
Section 8.1, each Stockholder agrees, jointly and severally, to indemnify, defend and hold harmless Buyer (and its subsidiaries, directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys fees ("Losses") based upon, arising out of or otherwise in respect of:

          (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any Stockholder contained in this Agreement or in any Schedule delivered pursuant hereto;

          (ii)   any Tax Claim, whether or not included in clause (i);

          (iii) any claim or demand (a) for any commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed or retained by or on behalf of the Company or any of the Stockholders, whether or not included in clause (i), (b) based upon any fraud or wilful misconduct by any of the Stockholders or the Company, whether or not included in clause (i) and (c) relating to the matters set forth in Section 1.8 or in Sections 2.20 or 2.27 or in Sections 3.1 through 3.4, whether or not included in clause (i); and

          (iv) any claim relating to the terms and conditions of employment of any of the Company's employees before the Closing, whether first asserted before or after the Closing. While claims based on the fact or manner of termination of any employee terminated after the Closing shall not be indemnifiable under this clause (iv), any claim made by any such employee that otherwise falls within this clause (iv) shall be subject to this
     Section 8.

     The liability of the Stockholders with respect to indemnification hereunder shall be joint and several.

     8.3  Obligation of Buyer to Indemnify.  Subject to the limitations set
          --------------------------------
forth below and in Section 8.5 hereof and to the termination provisions set forth in Section 8.1, Buyer agrees to indemnify, defend and hold harmless each Stockholder from and against any Losses based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any Schedule, certificate, document or other papers delivered pursuant hereto, or (ii) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Buyer, whether or not included in clause (i).

     8.4  Notice and Opportunity to Defend.
          ---------------------------------

          (a) Notice of Asserted Liability.  Promptly after receipt by any party
              ----------------------------
entitled to indemnification (the "Indemnitee") of notice of any demand, claim or circumstances that, with or without the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party or parties obligated to provide indemnification pursuant to Sections 8.2 or 8.3 hereof (the "Indemnifying Party"). Before the Closing, notice to the Stockholders' Representative shall be deemed to be notice to all the Stockholders. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee. If the Indemnitee fails to give the Indemnifying Party timely and reasonable notice of an Asserted Liability that might result in a Loss, such failure to so notify Indemnitee shall relieve the Indemnifying Party from liability hereunder with respect to such claim if such failure to so notify the Indemnifying

Party results in the forfeiture by the Indemnifying Party of any material rights and defenses otherwise available to the Indemnifying Party with respect to such Asserted Liability.

          (b) Opportunity to Defend.  The Indemnifying Party may elect to
              ---------------------
compromise or defend, and control the defense of, at its own expense and by counsel reasonably satisfactory to the Indemnitee, any Asserted Liability, provided that the Indemnitee shall have no liability or obligation, and shall be subject to no restriction, under any compromise or settlement agreed to by the Indemnifying Party that it has not approved in writing. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, or if the Indemnifying Party is not conducting or ceases to conduct a diligent good faith defense of the Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its losses, liabilities, damages, deficiencies, costs and expenses as provided in Sections 8.2 and 8.3 hereof. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability by the Indemnifying Party or the Indemnitee, respectively. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnifying Party, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense.

     8.5  Limitations on Indemnification.  The indemnification provided for in
          ------------------------------
Sections 8.2 and 8.3 hereof shall be subject to the following limitations:

          (a) Anything in this Agreement to the contrary notwithstanding, other than liabilities relating to any claims referred to in Section 8.2(iii)(a) and
(c) above (which claims shall have no limitations) and claims referred to in
Section 8.2(iii)(b) above (which claims shall be limited to the amount of the Base Purchase Price), the liability of any Stockholder to Buyer under this
Section 8 shall in no event exceed the amount of principal and interest remaining due under the Note; provided, however, that it is hereby acknowledged
                              --------  -------
and agreed that (i) in the event that Buyer gives the Stockholders notice of one or more Asserted Liabilities in accordance with Section 8.4 above, the liability of any Stockholder to Buyer under this Section 8 shall not be reduced below the amount of such Asserted Liabilities, notwithstanding the fact that Buyer continues to pay principal and interest on the Note until such time as such Asserted Liabilities have been resolved in accordance with Section 10.6 of this Agreement and (ii) in no event shall the Stockholders be liable to Buyer for any adjustment already accounted for in this Agreement to the extent that such adjustment is actually paid to Buyer.

          (b) Anything in this Agreement to the contrary notwithstanding, the liability of Buyer to the Stockholders under this Section 8 shall in no event exceed the Base Purchase Price.

          (c) Anything in this Agreement to the contrary notwithstanding, no indemnification shall be payable under either Section 8.2 or 8.3 (other than indemnification relating to any claims referred to in Section 8.2(iii)(a) and
(c) above (which claims shall have no limitations) and claims referred to in
Section 8.2(iii)(b) above (which claims shall be limited to the amount of the Base Purchase Price) unless either (A) the total of all claims for indemnification under the respective Section exceeds $50,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof, or (B) a claim complying with clause (A) is asserted under either Section 8.2 or 8.3, whereupon any claim may be asserted as a counterclaim.

          (d) In determining the amount of any indemnity, any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified shall be used to reduce the indemnity obligation.


                                   SECTION 9

                           TERMINATION OF AGREEMENT

     9.1  Termination.  This Agreement may be terminated before the Closing as
          -----------
follows:

               (i) at the election of the Stockholder Representative upon written notice to Buyer from the Stockholder Representative if, on or before October 30, 1996, any one or more of the conditions to the Stockholders' obligation to close has not been fulfilled;

               (ii) at the election of Buyer upon written notice to the Stockholder Representative if, on or before October 30, 1996, any one or more of the conditions to its obligation to close has not been fulfilled;

               (iii) at the election of the Stockholder Representative upon written notice to Buyer from the Stockholder Representative, if Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within ten (10) business days of receipt by Buyer of written notice from the Stockholder Representative of such breach of representation, warranty, covenant or agreement, cured such breach;

               (iv) at the election of Buyer upon written notice to the Stockholders' Representative if the Company or any of the Stockholders has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within ten (10) business days of receipt by the Stockholders' Representative of written notice from Buyer of such breach of representation, warranty, covenant or agreement, cured such breach;

               (v) by either the Stockholder Representative or Buyer if the Closing has not occurred (other than through the failure of any party seeking the termination of this Agreement to comply fully with its obligations under this Agreement) on or before October 30, 1996; or

               (vi) at any time before the Closing, by mutual agreement of the Stockholder Representative and Buyer.

     9.2  Effect of Termination.  If this Agreement is terminated and the
          ---------------------
transactions contemplated hereby are not consummated as provided above, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, except with respect to the provisions of
Section 5.3(b), which shall survive, and each and every representation and warranty contained in this Agreement shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty.


                                  SECTION 10

                                 MISCELLANEOUS

     10.1 Publicity.  No public release or announcement concerning this
          ---------
Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Stockholder Representative and Buyer. No party shall disclose any term or terms of this Agreement to any third party without advance approval thereof by the other party except as necessary or desirable for either party to enforce its rights hereunder or as may otherwise be required by law, or as contemplated by the Confidentiality Agreement.

     10.2 Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense; provided, however, that it is hereby agreed that
(i) the Company shall pay, at the Closing, the reasonable costs and expenses of counsel to the Stockholders in connection with the preparation of this Agreement and the closing of the transactions contemplated hereby up to a maximum of $25,000 and (ii) the Stockholders shall pay fifty percent (50%) of the costs and expenses of Buyer's Auditors in connection with the preparation of Audited Financial Statements for the Company.

     10.3 Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the mails, as follows:

          (a)  if to Buyer:

                    CMG Information Services, Inc.
                    187 Ballardvale Street
                    P.O. Box 7000
                    Wilmington, MA  01887
                    Attention:  Chief Financial Officer
                    Telephone:  (508) 657-7000
                    Facsimile:  (508) 657-3984


               with a copy to:

                    Palmer & Dodge LLP
                    One Beacon Street
                    Boston, MA  02109
                    Attention:  William Williams II, Esq.
                    Telephone:  (617) 573-0360
                    Facsimile:  (617) 227-4420


          (b)  if to any Stockholder before the Closing:

                    Michael P. Tuite
                    c/o Pacific Link
                    8356 Central Avenue
                    Newark, CA  94560

               with a copy to:

                    Ferrari, Olsen, Ottoboni & Bebb, P.C.
                    333 West Santa Clara Street
                    Suite 700
                    San Jose, CA  95113
                    Attention:  Kent E. Olsen, Esq.
                    Telephone:  (408) 280-0535
                    Facsimile:  (408) 280-0151

          (c) if to any Stockholder after the Closing, to such Stockholder's address as set forth on the signature page hereof.

Any party may by notice given in accordance with this Section 10.3 to the other parties designate another address or person for receipt of notices hereunder.

     10.4 Entire Agreement.  This Agreement (including the Related Agreements,
          ----------------
Exhibits and Schedules) and the Confidentiality Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect thereto.

     10.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of
          -----------------------------------------------------------------
Remedies.  This Agreement may be amended, superseded, cancelled, renewed or
--------
extended, and any term hereof may be waived, only by a written instrument signed by Buyer and the Stockholder Representative or, in the case of a waiver, by Buyer or the Stockholder Representative, as the case may be, waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     10.6 Resolution of Disputes.  The parties agree to attempt to settle
          ----------------------
amicably all disputes arising out of or in connection with this Agreement with the intention of continuing the relationship between the parties and consummating the transactions contemplated hereby. Without limiting the provisions of Section 8 hereof, the parties agree that any dispute arising under this Agreement that cannot be settled by discussion between the parties involved shall be submitted to binding arbitration in the City of Boston, Massachusetts if such dispute is brought by the Stockholders and the City of San Jose, California if such dispute is brought by Buyer in accordance with the rules and procedures of the American Arbitration Association before a single arbitrator who will be familiar with the business of the parties hereto. The arbitrator may proceed to a resolution notwithstanding the failure of a party to participate in the proceedings. The prevailing party shall be entitled to an award of reasonable attorney fees incurred in connection with the arbitration in such amount as may be determined by the arbitrator, and to its expenses in connection therewith. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction. Notwithstanding anything to the contrary contained herein (including the jurisdictional provisions of Section 10.7), if either party requires immediate injunctive or other equitable relief with respect to the payment of moneys owed or the protection or preservation of confidential information or Proprietary Rights, then such party will have the power to invoke the jurisdiction of any court having jurisdiction in the circumstances, whether within or without the State of California.

     10.7   Governing Law.  This Agreement shall be governed and  construed in
            -------------
accordance with the laws of the State of California without regard to its conflict of laws provisions. The parties hereto specifically attorn to the exclusive jurisdiction of the courts of the State of California in respect of any litigation arising out of this Agreement or the nonperformance hereof.

     10.8   Binding Effect; No Assignment.  This Agreement shall be binding upon
            -----------------------------
and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law or by Buyer to any of its affiliates.

     10.9   Variations in Pronouns.  All pronouns and any variations thereof
            ----------------------
refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     10.10  Counterparts.  This Agreement may be executed by the parties hereto
            ------------
in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     10.11  Exhibits and Schedules.  The Exhibits and Schedules are a part of
            ----------------------
this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     10.12  Headings.  The headings in this Agreement are for reference only,
            --------
and shall not affect the interpretation of this Agreement.

     10.13  Severability.  Any Section, subsection or other subdivision of this
            ------------
Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable Section or other subdivision of this Agreement, and (b) otherwise remain in full force and effect.


                [The rest of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                SALES LINK CORPORATION



                                By: /s/ Mr. Andrew Hajducky
                                   --------------------------------------
                                Name:
                                Title:



                                CMG INFORMATION SERVICES, INC.



                                By: /s/ Mr. Andrew Hajducky
                                   --------------------------------------
                                Name:
                                Title:


                                PACIFIC DIRECT MARKETING CORP.
                                d/b/a Pacific Link



                                By: /s/ Michael P. Tuite
                                   --------------------------------------
                                Name:
                                Title:


                                STOCKHOLDERS:

                                    /s/ Michael P. Tuite
                                -----------------------------------------
                                Michael P. Tuite


                                MICHAEL P. TUITE CHARITABLE UNITRUST


                                By: /s/ Michael P. Tuite
                                   --------------------------------------
                                Name:
                                Title:

                                                                      Exhibit A
                                                                      ---------

                             TERM PROMISSORY NOTE


                                                   Boston, Massachusetts
$7,500,000                                         October 24, 1996


     FOR VALUE RECEIVED, SalesLink Corporation, a Massachusetts corporation (the "Debtor"), hereby promises to pay to Michael P. Tuite (hereinafter referred to
 ------
as the "Holder"), or registered assigns, on or before December 31, 1999, as set
        ------
forth herein, the principal amount of Seven Million Five-Hundred Thousand Dollars ($7,500,000), or such part thereof as then remains unpaid, together with interest from the date hereof on the unpaid principal balance of this Note from time to time outstanding at the rate of seven percent (7%) per annum (calculated on the basis of a three hundred sixty-five (365) day year) for the period beginning on the date hereof and continuing for the remainder of the term hereof. The outstanding principal amount of this Note, and all accrued interest hereon, shall be payable commencing on July 31, 1997 and shall continue every month thereafter until maturity as provided on Schedule I attached hereto and
                                               ----------
incorporated herein by reference (as such Schedule I may be amended from time to
                                          ----------
time to reflect adjustments to the principal and interest on this Note pursuant to Section 1 hereof). All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder at the address set forth below, in lawful money of the United States of America, in funds immediately available to the Holder, as the Holder may from time to time direct.

1.  Description of Note.
    -------------------

     This Note (referred to herein as the "Note") is issued or to be issued
                                           ----
pursuant to and subject to the terms and provisions of a Stock Purchase Agreement dated as of even date herewith (the "Purchase Agreement") by and among
                                               ------------------
the Debtor, the Holder and the other parties named therein, and is secured by a letter of credit dated as of the date hereof by The First National Bank of Boston (the Bank") in favor of the Holder (the "Letter of Credit") and the
            ----                                ----------------
Holder of this Note, by its acceptance hereof, shall be entitled to the benefits, and subject to the terms, of the Purchase Agreement and the Letter of Credit. Neither the foregoing reference to the Purchase Agreement or the Letter of Credit nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Debtor to pay the principal and interest on this Note as provided herein; provided, however, that, notwithstanding the foregoing,
                         --------  -------
the Holder hereby acknowledges and agrees that the Debtor may offset the principal of, and accrued interest due on, this Note against (i) any and all adjustments to the Base Purchase Price (as defined in the Purchase Agreement) provided in Sections 1.3, 1.4 and 1.5 of the Purchase Agreement and (ii) any Losses (as defined in the Purchase Agreement) the Debtor may have under Section 8 of the Purchase Agreement, in either case on the terms and subject to the conditions provided in the Purchase Agreement.

2.  Prepayment of Principal.
    -----------------------

    The Debtor may, at its option, prepay from time to time all or any part of this Note without premium but together with interest on the principal amount so prepaid accrued to the date of prepayment.

3.  Events of Default.
    -----------------

    This Note shall become immediately due and payable upon the occurrence of any of the following events of default (each, an "Event of Default" and collectively, the "Events of Default"):

    (a) the Debtor shall fail to pay the principal of or interest on the Note when due whether by acceleration or otherwise, within ten (10) business days of its due date; provided, however, that the exercise by the Debtor in good faith
              --------  -------
of its right of set-off pursuant to Section 1 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default; or

    (b) after notice to the Holder from the Bank that the Letter of Credit will not be renewed, the Debtor shall fail to provide the Holder, within ten (10) days prior to the expiration of the Letter of Credit, with a substitute letter of credit having terms substantially similar to the Letter of Credit; or

    (c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Debtor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Debtor, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days or such court shall enter a decree or order granting the relief sought in such proceeding; or

    (d) the Debtor shall voluntarily suspend transaction of its business, shall dissolve or be liquidated, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Debtor, as the case may be, or for any substantial part of its property, or shall make a general assignment for the benefit of creditors.

4.   Waiver.
     ------

     No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Debtor by executing this Note and any other makers, sureties, guarantors or endorsers by endorsing this Note or by entering into or executing any agreement to pay any of the indebtedness evidenced hereby, waive (to the fullest extent allowed by law) all requirements of diligence in collection, demand, presentment, notice of non-payment, protest, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note or any security for this Note or any guarantee of the indebtedness evidenced hereby (other than demand for payment if expressly required by this Note). This Note shall be the joint and several obligation of all makers, sureties, guarantors or endorsers and shall be binding upon them and their successors and assigns.

5.  Note Register; Transfer or Loss of Note.
    ---------------------------------------

    5.1.  Note Register.  The Debtor shall keep at its principal executive
          -------------
office a register (herein sometimes referred to as the "Note Register"), in
                                                        -------------
which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Debtor shall provide for the registration and transfer of this Note. The person or entity in whose name this Note shall be registered shall be deemed and treated as the owner and holder hereof for all purposes hereunder.

    5.2.  Transfer or Exchange of Note.  Whenever this Note shall be
          ----------------------------
surrendered at the principal executive office of the Debtor for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Debtor duly executed by the Holder hereof or its attorney duly authorized in writing, the Debtor shall execute and deliver in exchange therefor a new Note, as may be requested by the Holder, in the same aggregate unpaid principal amount and payable on the same terms as the principal amount of the Note so surrendered. Each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note so surrendered and shall be in such principal amount and registered in such name or names as such Holder may designate in writing; provided, however, that if the
                                               --------  -------
person in whose name a Note is requested to be registered is other than the registered owner of this Note, the Debtor may require, prior to issuance of a
Note in the name of such other person, that it receive reasonable transfer documentation (including opinions) or other evidence that the issuance of a Note in such other name as requested does not and will not cause a violation of the Securities Act, any similar Federal statute at the time in effect or any applicable state securities laws.

    5.3.  Loss of Notes.  Upon receipt by the Debtor of evidence reasonably
          -------------
satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Debtor of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation), the Debtor will make and deliver in lieu of this Note a new Note in the unpaid principal amount, containing identical terms and conditions and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

6.  General.
    -------

    6.1.  Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of California, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

    6.2.  Interpretation.  If any term or provision of this Note shall be held
          --------------
invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

    6.3.  Amendment.  The terms of this Note may be amended or waiver of
          ---------
compliance of any term hereof or thereof may be obtained by the Debtor with the written consent of the Holder.

    6.4.  Successors and Assigns; Transferability.  This Note shall be binding
          ---------------------------------------
upon the Debtor and its successor and assigns and shall inure to the benefit of the Holder and its successors and permitted assigns (which shall include permitted transferees). This Note and any interest herein may only be assigned in accordance with Section 5 hereof.

    6.5.  Notices.  All notices, requests, consents and demands shall be made
          --------
in writing and shall be mailed postage prepaid, or delivered by hand, to the Debtor or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

         If to the Holder:    At the address shown below.

         If to the Debtor:    SalesLink Corporation
                              25 Dry Dock Avenue
                              Boston, MA  02211
                              Attention:  President

         with copies to:      Palmer & Dodge
                              One Beacon Street
                              Boston, MA  02108
                              Attention:  William Williams, II, Esq.

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     6.6.  Saturdays, Sundays, Holidays.  If any date that may at any time be
           ----------------------------
specified in this Note as a date for the making of any payment of interest under this Note shall fall on Saturday, Sunday or on a day which in Massachusetts shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                        SALESLINK CORPORATION



                                        By: /s/ Mr. Andrew Hajducky
                                           -------------------------------
                                        Title:  Treasurer


Name of Holder:         Michael P. Tuite

Address of Holder:      c/o Pacific Link
                        8356 Central Avenue
                        Newark, CA  94560

                                                                      Schedule I
                                                                      ----------

                        Seller's Note Repayment Schedule
                        --------------------------------

      30 mths
      7% rate
    $7,500,000.
       MONTHS        PAYMENT     INTEREST       PRINCIPAL  AFTER PAYMENT
                     -------     --------       ---------  -------------
       Nov. 96              $0       $0               $0     $7,500,000
       Dec. 96              $0       $0               $0     $7,500,000
       Jan. 97              $0       $0               $0     $7,500,000
       March 97             $0       $0               $0     $7,500,000
       April 97             $0       $0               $0     $7,500,000
       May 97               $0       $0               $0     $7,500,000
       June 97              $0       $0               $0     $7,500,000
    1  July 97        $623,239       $393,750   $229,489     $7,270,511
    2  Aug. 97        $273,239       $ 42,411   $230,828     $7,039,683
    3  Sept. 97       $273,239       $ 41,065   $232,174     $6,807,508
    4  Oct. 97        $273,239       $ 39,710   $233,529     $6,573,979
    5  Nov. 97        $273,239       $ 38,348   $234,891     $6,339,088
    6  Dec. 97        $273,239       $ 36,978   $236,261     $6,102,827
    7  Jan. 98        $273,239       $ 35,600   $237,639     $5,865,188
    8  Feb. 98        $273,239       $ 34,214   $239,026     $5,626,162
    9  March 98       $273,239       $ 32,819   $240,420     $5,385,742
   10  April 98       $273,239       $ 31,417   $241,822     $5,143,919
   11  May 98         $273,239       $ 30,006   $243,233     $4,900,686
   12  June 98        $273,239       $ 28,587   $244,652     $4,656,034
   13  July 98        $273,239       $ 27,160   $246,073     $4,409,955
   14  Aug. 98        $273,239       $ 25,725   $247,515     $4,162,441
   15  Sept. 98       $273,239       $ 24,281   $248,958     $3,913,482
   16  Oct. 98        $273,239       $ 22,829   $250,411     $3,663,071
   17  Nov. 98        $273,239       $ 21,368   $251,871     $3,411,200
   18  Dec. 98        $273,239       $ 19,896   $253,341     $3,157,859
   19  Jan. 99        $273,239       $ 18,421   $254,818     $2,903,041
   20  Feb. 99        $273,239       $ 16,934   $258,305     $2,546,736
   21  March 99       $273,239       $ 15,439   $257,800     $2,388,936
   22  April 99       $273,239       $ 13,935   $259,304     $2,129,632
   23  May 99         $273,239       $ 12,423   $260,816     $1,868,816
   24  June 99        $273,239       $ 10,901   $252,336     $1,606,478
   25  July 99        $273,239       $  9,371   $263,868     $1,342,510
   26  Aug. 99        $273,239       $  7,832   $265,407     $1,077,202
   27  Sept. 99       $273,239       $  6,284   $266,956     $  810,247
   28  Oct. 99        $273,239       $  4,726   $268,513     $  541,734
   29  Nov. 99        $273,239       $  3,160   $270,079     $  271,655
   30  Dec. 99        $273,239       $  1,585   $271,655     $        0

                                                                 Exhibit D
                                                                 ---------

                                    GUARANTY
                                    --------

     THIS GUARANTY (this "Guaranty"), dated as of October 24, 1996, is made by Michael P. Tuite ("Guarantor") in favor of SalesLink Corporation, a Massachusetts corporation with a principal place of business at 187 Ballardvale Street, Suite B110, P.O. Box 7000, Wilmington, Massachusetts (the "Company"), with respect to the obligations of Pacific Direct Marketing Corp. d/b/a Pacific Link, a California corporation with a principal place of business at 8356 Central Avenue, Newark, California (the "Debtor").

     WHEREAS, the Company, the Debtor, Guarantor and the other parties named therein have entered into that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which the Company has acquired all of the issued and outstanding capital stock of the Debtor from the Guarantor and the Michael P. Tuite Charitable Unitrust; and

     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that Guarantor guarantee the obligations of the Debtor upon the terms and subject to the conditions described herein.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, hereby covenants and agrees as follows:

     1.  Guaranty.  Guarantor hereby absolutely and unconditionally guarantees,
         --------
subject only to Section 2 of this Guaranty, the full and punctual payment and performance of all debts, obligations and liabilities of the Debtor to the Company arising pursuant to the Stock Purchase Agreement and any document executed incident thereto now due or hereafter falling due, together with all costs of collection, compromise or enforcement, including without limitation, reasonable attorneys' fees incurred with respect to any such debts, obligations or liabilities, with respect to this Guaranty or with respect to any proceeding under the United States Bankruptcy Code or any other state or federal bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or a trust mortgage, composition or assignment for the benefit of creditors concerning the Debtor or Guarantor, together with interest on all such costs of collection, compromise or enforcement from the date arising (all of the foregoing, collectively, the "Obligations").

     2.  Limitation of Guaranty.  Notwithstanding anything to the contrary in
         ----------------------
Section 1 of this Guaranty, (a) the Company will not seek to enforce this Guaranty against the Guarantor unless and until the liability of Guarantor under the Obligations is greater than $5,000 in the aggregate (in which case this Guaranty shall apply to all such Obligations) and (b) the maximum liability of Guarantor hereunder shall be limited to the sum of (i) $250,000, plus (ii) interest thereon, if any, at the rate of seven percent (7%) per annum from the date that any arbitrator determines that any payment under this Guaranty is due and payable plus (iii) all costs of collection, compromise or enforcement of this Guaranty, including reasonable attorneys' fees, and also including all costs and fees incurred with respect to any proceeding under the federal bankruptcy laws or any moratorium, insolvency, receivership, arrangement or reorganization law or any assignment for the benefit of creditors concerning Guarantor, together with interest on all costs of collection, compromise or enforcement from the date incurred. Guarantor's maximum liability shall be reduced only by payments and transfers made by Guarantor to the Company under this Guaranty and shall not be reduced by (a) payments or transfers made by Debtor or by any other person or entity, (b) the adjustment of the Base Purchase Price (as defined in the Stock Purchase Agreement) pursuant to Sections 1.3, 1.4 or 1.5 of the Stock Purchase Agreement, or (c) the exercise by the Company of its right of offset under Section 1.6 of the Stock Purchase Agreement.

     3.  Representations and Covenants of Guarantor.  Guarantor hereby
         ------------------------------------------
represents, warrants, covenants and agrees as follows:

         (a) Guarantor has duly and validly executed and delivered this Guaranty; this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms; and the execution, delivery and performance of this Guaranty by Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property of assets of Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which Guarantor may be a party or by which Guarantor or any of the property or assets of Guarantor may be bound, or violate any provision of law, or any applicable order, unit, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.

         (b) This Guaranty shall not be impaired by any modification or amendment of the Stock Purchase Agreement or any of the Obligations, nor by any modification, release or other alteration of any of the Obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatsoever with the Debtor or any other person or entity.

         (c) The liability of Guarantor hereunder is primary, direct and unconditional and may be enforced without requiring the Company first to resort to any other right, remedy or security.

         (d) Guarantor shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, unless and until all of the Obligations have been fully paid and performed.

         (e) If the Debtor or Guarantor should at any time become insolvent or make a composition, trust mortgage or general assignment for the benefit of creditors, or if a proceeding under the United States Bankruptcy Code or any other state or federal bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally shall be filed or commenced by, against or in respect of the Debtor or Guarantor, any and all obligations of Guarantor shall, at the Company's option, immediately become due and payable without notice.

         (f) If any payment or transfer to the Company which has been credited against any Obligation under the Stock Purchase Agreement, is voided or rescinded or required to be returned by the Company, whether or not in connection with any event or proceeding described in Section 2(e), this Guaranty shall continue in effect or be reinstated as though such payment, transfer or recovery had not been made.

         (g) The Company's books and records showing the account between the Company and the Debtor shall be admissible in any action or proceeding.

         (h) This Guaranty shall be construed as an absolute, unconditional, continuing and unlimited obligation of Guarantor without regard to the regularity, validity or enforceability of any of the Obligations, and without regard to whether any Obligation is limited, modified, voided, released or discharged in any proceeding under the United States Bankruptcy Code or any other state or federal bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally.

         (i) This Guaranty shall survive for three (3) years from the date hereof and may not be terminated by Guarantor unless (i) Guarantor has received written notice from the Company stating that the Debtor has fully paid and performed all of the Obligations, or (ii) Guarantor has paid to the Company the maximum liability provided in Section 2 above in satisfaction of the Obligations.

         (j) Any termination of this Guaranty shall be applicable only to transactions having their inception after the effective date of such termination and shall not affect rights and obligations arising out of transactions having their inception prior to such date.

         (k) Nothing shall discharge or satisfy their liability of Guarantor hereunder except the full payment and performance of all of the Obligations.

     4.  Waiver of Notices; Etc.  Guarantor waives to the greatest extent
         -----------------------
permitted by law: notice of acceptance hereof; presentment and protest of any instrument, and notice thereof; notice of default; notice of foreclosure; notice of any modification, release or other alteration of any of the Obligations or of any security therefor and all other notices to which Guarantor might otherwise be entitled.

     5.  Applicable Law.  This Guaranty shall be construed in accordance with
         --------------
the governed by the law of the State of California.

     6.  Modification of Guaranty.  No modification or waiver of any provision
         ------------------------
of this Guaranty, nor any consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     7.   Waiver of Rights by Company.  Neither any failure nor any delay on the
          ---------------------------
Company's part in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

     8.   Severability.  In case any one or more of the provisions contained in
          ------------
this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Guaranty shall be reformed and construed and enforced to the maximum extend permitted by applicable law.

     9.   Entire Contract.  This Guaranty constitutes the entire agreement
          ---------------
between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

     10.  Headings.  Headings in this Guaranty are for purpose of reference only
          --------
and shall not limit or otherwise affect the meaning hereof.

     11.  Remedies Cumulative.  No remedy herein conferred upon the Company is
          -------------------
intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.


     This Guaranty shall be deemed to be executed under seal.

Dated: October 24, 1996


                               By: /s/ Michael P. Tuite
                                  -----------------------------------
                                  Michael P. Tuite

                                                                 Exhibit E
                                                                 ---------

          [LETTERHEAD OF FIRST NATIONAL BANK OF BOSTON APPEARS HERE]

                         IRREVOCABLE LETTER OF CREDIT



ISSUE DATE: OCTOBER 24, 1996    LETTER OF CREDIT NO. 50102388

BENEFICIARY:                    APPLICANT:

MICHAEL TUITE                   CMG INFORMATION SERVICES, INC.
PACIFIC LINK INCORPORATED       197 BALLARDVALE STREET
8356 CENTRAL AVENUE             SUITE B110
NEWARK, CA 94560                WILMINGTON, MA 01887-7000

AMOUNT: USD7,500,000.00
EXPIRATION DATE: OCTOBER 24, 1997


GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT NUMBER 50102388 IN YOUR FAVOR FOR THE ACCOUNT OF CMG INFORMATION SYSTEMS, INC. UP TO THE AGGREGATE AMOUNT OF USD7,500,00.00 (SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 US DOLLARS), AVAILABLE FOR PAYMENT AT OUR COUNTERS AGAINST YOUR DRAFT(S) AT SIGHT DRAWN ON THE FIRST NATIONAL BANK OF BOSTON, BOSTON, MA AND ACCOMPANIED BY A WRITTEN STATEMENT SIGNED BY MICHAEL TUITE OR THE HOLDER'S ASSIGNS AS DEFINED BELOW, DULY NOTARIZED AS TO THE FOLLOWING:

   SALESLINK CORPORATION HAS FAILED TO MAKE A PAYMENT DUE MICHAEL TUITE OR THE HOLDER'S ASSIGNS UNDER THE TERM PROMISSORY NOTE MADE BY SALESLINK CORPORATION PAYABLE TO MICHAEL TUITE OR SUCH HOLDER'S ASSIGNS DATED OCTOBER 24, 1996 IN THE ORIGINAL PRINCIPAL AMOUNT OF USD7,500,000.00 (THE "ORIGINAL NOTE") OR ANY PROMISSORY NOTE ISSUED AS A REPLACEMENT THEREOF PURSUANT TO SECTIONS 1.4. OR
   1.6 OF THAT CERTAIN STOCK PURCHASE AGREEMENT (THE "NOTE"), DATED OCTOBER 24, 1996, AMONG SALESLINK CORPORATION, CMG INFORMATION SERVICES, INC., PACIFIC DIRECT MARKETING CORP. AND THE STOCKHOLDERS LISTED ON SCHEDULE I ATTACHED
                                                         ----------
   THERETO (THE "PURCHASE AGREEMENT") AFTER MICHAEL TUITE OR, AS THE CASE MAY BE, THE HOLDER'S ASSIGNS HAS NOTIFIED SALESLINK CORPORATION THAT SUCH PAYMENT HAS NOT YET BEEN MADE, AND THAT (a) THE AMOUNT OF THE DRAWING UNDER THIS LETTER OF CREDIT IS THE EXACT AMOUNT DUE MICHAEL TUITE OR SUCH HOLDER'S ASSIGNS UNDER THE NOTE AS A RESULT OF SALESLINK CORPORATION'S FAILURE TO MAKE SUCH A PAYMENT; (b) MICHAEL TUITE OR, AS THE CASE MAY BE, SUCH HOLDER'S ASSIGNS IS STILL THE HOLDER OF THE NOTE; (c) NO CIRCUMSTANCES EXIST UNDER
   SECTION 7.6 OF THE PURCHASE AGREEMENT WHICH WOULD PREVENT MICHAEL TUITE OR SUCH HOLDER'S ASSIGNS FROM MAKING PRESENTATION HEREUNDER AND (d) ATTACHED HERETO IS A TRUE AND COMPLETE COPY OF THE NOTE.

          [LETTERHEAD OF BANK OF FIRST NATIONAL BOSTON APPEARS HERE]


PAGE 2 LETTER OF CREDIT 50102388

IT IS A FURTHER CONDITION OF THE LETTER OF CREDIT THAT ITS AGGREGATE AMOUNT WILL DECREASE COMMENCING JULY 31, 1997 AND ON THE LAST DAY OF EACH SUCCEEDING MONTH THEREAFTER FOR A TOTAL OF 30 MONTHS BY THE AMOUNT (WHICH SHALL INCLUDE PRINCIPAL AND INTEREST) SET FORTH ON SCHEDULE I ATTACHED HERETO (OR, IN THE CASE THE
                           ----------
ORIGINAL NOTE IS REPLACED BY ONE OR MORE REPLACEMENT NOTES PURSUANT TO SECTIONS
1.4 OR 1.6 OF THE PURCHASE AGREEMENT, BY THE AMOUNT SET FORTH ON SCHEDULE I TO
                                                                 ----------
SUCH REPLACEMENT NOTE, OR, IF NO SUCH REVISED SCHEDULE I IS ATTACHED THERETO, BY
                                              ----------
AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF SUCH REPLACEMENT NOTE (WHICH SHALL INCLUDE PRINCIPAL AND INTEREST) DIVIDED BY A NUMBER WHICH IS EQUAL TO THE REMAINING PRINCIPAL INSTALLMENTS DUE ON SUCH REPLACEMENT NOTE) UNTIL THE MAXIMUM AMOUNT IS ZERO, PROVIDED, HOWEVER, (a) THE AGGREGATE AMOUNT OF THIS LETTER OF CREDIT WILL ALSO DECREASE BY THE AMOUNT OF ANY REDUCTIONS IN THE BASE PURCHASE PRICE (AS SUCH TERM IS DEFINED IN THE PURCHASE AGREEMENT) MADE PURSUANT TO THE PURCHASE AGREEMENT ON THE DATE WHICH IS THE EARLIEST TO OCCUR OF (I) RECEIPT BY THE FIRST NATIONAL BANK OF BOSTON OF A WRITTEN STATEMENT SIGNED BY THE APPLICANT, DULY NOTARIZED, THAT SUCH A REDUCTION IN THE BASE PURCHASE PRICE HAS BEEN MADE; (ii) RECEIPT BY THE FIRST NATIONAL BANK OF BOSTON OF A CERTIFIED COPY OF A REPLACEMENT NOTE INDICATING A PRINCIPAL AMOUNT OF LESS THAN PRINCIPAL AMOUNT APPEARING ON THE MOST RECENT PROMISSORY NOTE; OR (iii) RECEIPT BY THE FIRST NATIONAL BANK OF BOSTON OF EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE FIRST NATIONAL BANK OF BOSTON (WHICH EVIDENCE MAY CONSIST OF COPIES OF AN AUDITED BALANCE SHEET OF THE APPLICANT OR SALESLINK CORPORATION) EVIDENCING A REDUCTION IN THE BASE PURCHASE PRICE; AND (b) IN THE EVENT MICHAEL TUITE OR, AS THE CASE MAY BE, THE HOLDER'S ASSIGN, DELIVERS TO THE FIRST NATIONAL BANK OF BOSTON A WRITTEN STATEMENT SIGNED BY MICHAEL TUITE OR SUCH HOLDER'S ASSIGN, DULY NOTARIZED, AS LEAST TWO (2) BUSINESS DAYS PRIOR TO THE DATE OF ANY SCHEDULED REDUCTION OF THIS LETTER OF CREDIT THAT SALESLINK CORPORATION HAS FAILED TO MAKE A PAYMENT DUE MICHAEL TUITE OR SUCH HOLDER'S ASSIGN UNDER THE NOTE AND MICHAEL TUITE OR SUCH HOLDER'S ASSIGN, AS THE CASE MAY BE, IS PROHIBITED FROM MAKING A DRAW UNDER THIS LETTER OF CREDIT PURSUANT TO SECTION 7.6 OF THE PURCHASE AGREEMENT, SUCH REDUCTION SHALL NOT OCCUR ON THE DATE SCHEDULED FOR SUCH REDUCTION BUT ANY SUBSEQUENT REDUCTIONS SHALL, UNLESS A SIMILAR NOTICE IS DELIVERED IN THE TIME SET FORTH ABOVE, OCCUR AS SET FORTH ON SCHEDULE 1 ATTACHED
                                                             ----------
HERETO.

IT IS A FURTHER CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE CANCELED UPON RECEIPT BY THE FIRST NATIONAL BANK OF BOSTON OF A WRITTEN STATEMENT FROM CMG INFORMATION SERVICES, INC. AND ACKNOWLEDGED BY MICHAEL TUITE READING AS FOLLOWS:

WE CERTIFY THAT ALL PAYMENTS HAVE BEEN MADE AND THAT THE FIRST NATIONAL BANK OF BOSTON LETTER OF CREDIT NO. 50102388 IS NO LONGER REQUIRED.

        [LETTERHEAD OF THE FIRST NATIONAL BANK OF BOSTON APPEARS HERE]


PAGE 3 LETTER OF CREDIT 50102388


PARTIAL DRAWINGS ARE PERMITTED.

THIS CREDIT IS IRREVOCABLE, NON-ASSIGNABLE AND NON-TRANSFERABLE; PROVIDED,
                                                                 --------
HOWEVER, THE HOLDER HEREOF SHALL BE PERMITTED TO ASSIGN AND/OR TRANSFER THIS
-------
CREDIT TO HIS SPOUSE AND ANY TRUSTS CREATED FOR HIS BENEFIT, HIS SPOUSE'S BENEFIT OR THE BENEFIT OF THEIR IMMEDIATE FAMILY MEMBERS (THE "HOLDER'S ASSIGNS").

DRAFTS DRAWN UNDER THIS CREDIT MUST BE MARKED "DRAWN UNDER THE FIRST NATIONAL BANK OF BOSTON LETTER OF CREDIT NO. 50102388 DATED OCTOBER 24, 1996."

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED FOR TWELVE (12) MONTHS FROM THE PRESENT OR ANY FUTURE EXPIRY DATE HEREOF UNLESS WE SHALL NOTIFY YOU BY REGISTERED LETTER (RETURN RECEIPT REQUESTED) AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRY DATE THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT, SUCH NOTICE TO BE EFFECTIVE UPON DISPATCH. UPON RECEIPT BY YOU OF SUCH NOTICE YOU MAY DRAW HEREUNDER IN ACCORDANCE WITH THE TERMS CONTAINED HEREIN.

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED AT THE FIRST NATIONAL BANK OF BOSTON, 150 FEDERAL STREET, ATTN: TRADE SERVICES 4TH FLOOR, BOSTON, MA 02110 IF PRESENTED ON OR BEFORE OCTOBER 24, 1997 UNLESS EXTENDED AS PROVIDED HEREIN.

EXCEPT SO FAR AS OTHERWISE STATED, THIS IRREVOCABLE LETTER OF CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICES OF DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500."

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING TO YOU. SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR INSTRUMENT REFERRED OR RELATED HEREIN AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY SUCH DOCUMENT OR INSTRUMENT.

THE ORIGINAL OF THIS LETTER OF CREDIT MUST BE PRESENTED TO US WITH ANY DRAWINGS HEREUNDER FOR OUR ENDORSEMENT OF ANY PAYMENT AFFECTED BY US.


THE FIRST NATIONAL BANK OF BOSTON

[SIGNATURE APPEARS HERE]
----------------------------------
AUTHORIZED SIGNER

                                                                   Exhibit F
                                                                   ---------

                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT (this "Agreement") dated as of October 24, 1996 by and between Pacific Direct Marketing Corp. d/b/a Pacific Link, a California corporation (the "Company"), and Michael P. Tuite ("Executive").

     WHEREAS, the Company, Executive, SalesLink Corporation, a Massachusetts corporation ("Buyer") and CMG Information Services, Inc., a Delaware corporation ("CMG") have entered into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), providing, upon the terms and conditions contained therein, for the purchase by Buyer from Executive of all of the issued and outstanding shares of the capital stock of the Company; and

     WHEREAS, among the conditions precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement is the execution and delivery of an employment agreement substantially in the form of this Agreement; and

     WHEREAS, the Company desires to employ Executive in a senior executive capacity and to enter into an Agreement embodying the terms of such employment; and

     WHEREAS, Executive desires to accept such employment and enter into such an agreement.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Term of Employment.  The Company hereby agrees to employ Executive, and
         ------------------
Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth in this Agreement, for a period commencing as of October 24, 1996 (the "Effective Date") and continuing until October 24, 1998, unless terminated earlier in accordance with the provisions of Section 5 (the "Employment Term").

     2.  Title; Duties.  During the Employment Term, Executive shall serve as
         -------------
the President and Chief Operating Officer of the Company. In such positions, Executive shall have such duties and authority, and shall report to such executives, as shall be designated from time to time by the Board of Directors of the Company (the "Board") and shall, if elected, serve as a director of the Company. Executive hereby agrees to undertake the duties and responsibilities inherent in such positions and such other duties and responsibilities as the Board shall from time to time reasonably assign to him.

     3.  No Conflict.  During the Employment Term, Executive shall devote his
         -----------
full time and best efforts to the business of the Company and the performance of his duties hereunder and shall not, directly or indirectly, engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such duties without the prior written consent of the Board, which consent shall not unreasonably be withheld, delayed or conditioned.

     4.  Compensation and Benefits.
         -------------------------

         4.1.  Base Salary.  During the Employment Term, the Company shall pay
               -----------
Executive for his services hereunder a base salary (the "Base Salary") at the initial annual rate of $150,000 payable in regular installments in accordance with the Company's usual payment practices and subject to annual review and upward adjustment by the Board in its sole discretion.

         4.2.  Bonus.  As further compensation for his services hereunder, the
               -----
Company shall pay Executive a cash bonus on the Bonus Payment Date (as defined below) equal to (a) one hundred percent (100%) of the Company's Excess Net Income Before Taxes (as defined below) for the 12-month period commencing on November 1, 1996 and continuing until October 31, 1997 (the "Bonus Period"), less (b) the aggregate costs and expenses incurred and expected to be incurred by Buyer in obtaining and maintaining the Letter of Credit referred to in
Section 7.6 of the Stock Purchase Agreement, up to a maximum bonus payment equal to $1,000,000 (less such costs and expenses). As used herein, (i) the term "Excess Net Income Before Taxes" shall mean the amount by which the net income of the Company during the Bonus Period, as reflected in the Company's audited financial statements prepared by the Company's independent auditors in accordance with generally accepted accounting principles (which financial statements shall be binding upon Executive and the Company), before making provision for taxes measured by or based upon income and without taking into account (A) the payment of the cash bonus contemplated by this Section 4.2 and
(B) any direct overhead of the Company that is directly attributable to the expenses of the senior executives and management of Buyer and its affiliates acting in a supervisory or oversight capacity and (C) any amortization of goodwill with respect to the purchase price paid by the Buyer pursuant to the Stock Purchase Agreement, but taking into account (A) any interest payments paid by the Buyer and charged to the Company on or after July 31, 1996 (excluding accrued interest through June 30, 1997) with respect to the $7,500,000 Promissory Note issued by the Buyer and payable to Michael P. Tuite as part of said purchase price pursuant to the Stock Purchase Agreement, (B) any interest payments paid by the Buyer and charged to the Company with respect to the $1,000,000 payable to Michael P. Tuite on January 31, 1997 as part of the purchase price to the Stock Purchase Agreement and (C) any interest payable to Michael P. Tuite in connection with the $150,000 Promissory Note issued to Michael P. Tuite dated September 18, 1996 and (D) any other interest payable with respect to any other indebtedness of the Company, exceeds $4,000,000 and
(ii) the term "Bonus Payment Date" shall mean that date which is thirty (30) days after the completion by the Company's independent auditors of the Company's audited financial statements for the Bonus Period.

         4.3.  Executive Benefits.  During the Employment Term and subject to
               ------------------
any contributions therefor generally required of senior executives of the Company, Executive shall be entitled to receive such employee benefits (including fringe benefits and pension, profit sharing, and deferred compensation plan participation, and life, health, accident and disability insurance) which the Company may, in its sole and absolute discretion, make available generally to its senior executives, or for personnel similarly situated; provided,
                                                               --------
however, that it is hereby acknowledged and agreed that any such employee
-------
benefit plans may be altered, modified or terminated by the Company at any time in its sole discretion without recourse by Executive. The Company and Executive hereby acknowledge and agree that Schedule I hereto lists all of the employee
                                  ----------
benefit plans the Company currently has in effect with respect to its senior executives on the date hereof.

         4.4.  Vacation.  Executive shall be entitled to six weeks (30 working
               --------
days) of paid vacation per annum during the Employment Term, to be taken at such time or times as shall be mutually convenient for the Company and Executive. Unused vacation time will be allocated pursuant to the Company's existing policies and practices.

         4.5.  Business Expenses and Perquisites.  Executive shall be entitled
               ---------------------------------
to reimbursement by the Company during the Employment Term for reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder in accordance with such policies as the Company may from time to time have in effect. Executive shall, during the Employment Term, be entitled to the full-time use of a Mercedes Benz 500 SEL, to be supplied by the Company at its expense. All insurance, fuel, maintenance, repair and similar expenses of the operation of the automobile shall be reimbursable expenses under this Section 4.5. The nature of such automobile and expenses associated with it shall be in accordance with such guidelines as the Company shall have from time to time established for its senior executive officers.

     5.  Termination.
         -----------

         5.1.  For Cause by the Company.  Notwithstanding any other provision of
               ------------------------
this Agreement, Executive's employment hereunder may be terminated by the Company at any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) Executive's willful failure to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for thirty (30) days after a written demand for performance is delivered to Executive on behalf of the Company which specifically identifies the manner in which it is alleged that Executive has not substantially performed his duties,
(ii) Executive's dishonesty in the performance of his duties hereunder, (iii) an act or acts on Executive's part involving moral turpitude or constituting a felony under the laws of the United States or any state thereof, (iv) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates, or (v) Executive's material breach of his obligations under Section 6 or Section 7 hereof, which breach shall remain uncured by Executive for thirty (30) days following receipt of notice from the Company specifying such breach. If Executive's employment is terminated by the Company for Cause, the Company shall pay Executive (i) a lump sum amount equal to the portion of the Base Salary earned or accrued through the last day of his actual employment by the Company and (ii) the Bonus Payment, if any, to which Executive may be entitled to under Section 4.2 of this Agreement. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.1 shall be determined by the Board in its sole discretion in accordance with the policies and practices of the Company.

         5.2.  Disability.  Executive's employment hereunder may be terminated
               ----------
by the Company at any time in the event of the Disability of Executive. For purposes of this Agreement, "Disability" shall mean the inability of Executive to perform substantially his duties hereunder due to physical or mental disablement which continues for a period of six (6) consecutive months or for an aggregate of six (6) months during any twenty four (24) month period during the Employment Term, as determined by an independent qualified physician mutually acceptable to the Company and Executive (or his personal representative) or, if the Company and Executive (or such representative) are unable to agree on an independent qualified physician, as determined by a panel of three physicians, one designated by the Company, one designated by Executive (or his personal representative) and one designated by the two physicians so designated. If Executive's employment is terminated by the Company for Disability, the Company shall pay Executive an amount equal to (a) the portion of the Base Salary earned or accrued through the date on which Executive is first eligible to receive payment of disability benefits in lieu of Base Salary under the Company's employee benefit plans (if any) as then in effect plus (b) the Bonus Payment, if any, to which Executive is entitled under Section 4.2 of this Agreement. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.2 shall be determined by the Board in its sole discretion in accordance with the policies and practices of the Company.

         5.3.  Death.  Executive's employment hereunder shall automatically
               -----
terminate in the event of Executive's death. If Executive's employment is terminated by the death of Executive, the Company shall pay to Executive's estate or legal representative an amount equal to (a) the portion of the Base Salary earned or accrued, at the rate in effect at the time of Executive's death through the last day of the month in which his death occurs and (b) the Bonus Payment, if any, to which executive is entitled under Section 4.2 of this Agreement. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.3 shall be determined by the Board in its sole discretion in accordance with the policies and practices of the Company.

         5.4.  Without Cause by the Company.  Executive's employment hereunder
               ----------------------------
may be terminated by the Company without Cause at any time upon not less than sixty (60) days prior written notice from the Company to Executive. If Executive's employment is terminated by the Company without Cause on or before October 24, 1998, (i) the Company shall continue to pay Executive an amount equal to the portion of the Base Salary earned or accrued through the last day of his actual employment by the Company and (ii) no adjustment shall thereafter be made to the Adjusted Purchase Price pursuant to Section 1.5 of the Stock Purchase Agreement. If Executive's employment is terminated by the Company without Cause at any time after October 24, 1998, the Company shall continue to pay Executive an amount equal to the portion of the Base Salary earned or accrued through the last day of his actual employment by the Company. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.4 shall be determined by the Board in its sole discretion in accordance with the policies and practices of the Company.

         5.5.  Termination by Executive.  Executive's employment hereunder may
               ------------------------
be terminated by Executive at any time upon not less than sixty (60) days prior written notice from Executive to the Company. If Executive terminates his employment with the Company pursuant to this Section 5.5, the Company shall pay Executive an amount equal to the portion of the Base Salary earned or accrued through the last day of his actual employment by the Company.

               5.5.1. Termination For Good Reason.  Executive's employment
                      ---------------------------
hereunder may be terminated by Executive at any time for Good Reason upon not less than sixty (60) days prior written notice from Executive to the Company at any time up through the first anniversary of the Effective Date. As used herein, the term "Good Reason" shall mean any act or failure to act by the Board which causes any material diminution in the powers, responsibilities, and authority of Executive below such powers, responsibilities and authority as Executive would have as President and Chief Operating Officer of the Company without the consent of Executive. If Executive terminates his employment with the Company pursuant to this Section 5.5.1, the Company shall pay Executive a lump sum amount equal to (i) the portion of the Base Salary earned or accrued through such date of termination plus (ii) the Bonus Payment to which Executive would otherwise be entitled, provided such material diminution in the powers, responsibilities and
          --------
authority of Executive is directly related to any failure of Executive to earn such Bonus Payment.

         5.6.  Notice of Termination.  Any purported termination of employment
               ---------------------
by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         5.7.  Survival.  The provisions of Sections 6 and 7 shall survive the
               --------
termination of this Agreement in all events. Notwithstanding the foregoing, in the event that Buyer shall default in the payment of any amount of principal or interest due under that certain Term Promissory Note (the "Note") dated as of the date hereof by Buyer in favor of Executive and Buyer shall fail to cure such default within thirty (30) days of notice thereof from Executive to Buyer, then
Section 6 of this Agreement shall terminate; provided, however, that, Section 6
                                             --------  -------  ----
of this Agreement shall not terminate if any arbitrator determines pursuant to
Section 13 of this Agreement that (i) Buyer is not obligated to make such payment or (ii) any arbitration proceeding related to such failure to pay has not been resolved within ninety (90) days of the initiation of such proceeding substantially on account of Executive's failure to promptly respond to and participate in such proceeding.

     6.  Non-Competition.
         ---------------

         6.1.  Restrictions.  Executive acknowledges that (a) the services to be
               ------------
performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the business of the Company and its affiliates is national in scope and their respective products are marketed through the United States; (c) the Company and its affiliates compete with other businesses that are or could be located in any part of the United States; (d) the Company and Buyer have required that Executive make the covenants set forth in this Section 6 as a condition to Buyer's purchase of Executive's stock in the Company; and (e) the provisions of this Section 6 are reasonable and necessary to protect the Company's business. In consideration of the foregoing acknowledgements by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by Company under this Agreement, Executive covenants and agrees that, subject to Section 5.7 above, during the Employment Term and for a period of five (5) years after expiration or termination of Executive's employment hereunder for any reason whatsoever:

               6.1.1. Executive will not engage in any activity which is competitive with any business which is now, or is at any time during the Employment Term, conducted by the Company or its affiliates, including without limitation becoming an employee, investor (except for passive investments of not more than two percent (2%) of the outstanding shares of, or any other equity interest in, a company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent, partner or director of, or other participant in, any firm, person or other entity in any geographic area within the United States which is engaged in any activities in the field of providing direct marketing services and developing new Internet, interactive media and database management technologies or any other activities competitive with the activities or planned activities of the Company. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any breach of this Section 6.1, if Executive is employed by the Company, the Company may immediately terminate the employment of Executive for Cause in accordance with the notice provisions contained in Sections 5.6 and 9, and, whether or not Executive is employed by the Company, the Company shall immediately cease to have any obligations to make payments to Executive under this Agreement.

               6.1.2. Executive will not directly or indirectly assist others in engaging in any of the activities in which Executive is prohibited to engage by clause 6.1 above.

               6.1.3. Executive will not directly or indirectly (a) induce any employee of the Company or its affiliates to engage in any activity in which Executive is prohibited from engaging by clause 6.1.1 above or to terminate his or her employment with the Company or its affiliates, (b) employ or offer employment to any person who was employed by the Company or its affiliates unless such person shall have ceased to be employed by the Company or its affiliates for a period of at least two (2) years, (c) use or permit the name of Executive to be used in connection with any business or enterprise which competes with the Company or its affiliates or (d) solicit business of the same or similar type being carried on by the Company or its affiliates, from any person known by Executive to be a customer of the Company or its affiliates, whether or not Executive had personal contact with such person during and by reason of Executive's employment with the Company.

         6.2.  Interpretation.  It is expressly understood and agreed that (a)
               --------------
although Executive and the Company consider the restrictions contained in this
Section 6 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable, this Agreement shall not be rendered void but shall be deemed to be enforceable to such maximum extent as such court may judicially determine or indicate to be enforceable and (b) if any restriction contained in this Agreement is determined to be unenforceable and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     7.  Confidentiality and Developments.
         --------------------------------

         7.1.  Confidentiality.  Executive will not at any time (whether during
               ---------------
or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other organization, entity or enterprise other than the Company and any of its affiliates, any Confidential Information. As used herein, the term "Confidential Information" shall mean, without limitation, any and all information about inventions, improvements, modifications, discoveries, costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, concepts, technical processes and applications, and other business affairs and methods of the Company and of its affiliates, collaborators, consultants, suppliers, and customers, as well as any other information not readily available to the public, including without limitation any information supplied by third parties to the Company under an obligation of confidence. Confidential Information may be contained in various media, including without limitation patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, supplier and customer lists, internal financial data, and other documents and records of the Company, whether or not in written form and whether or not labelled or identified as confidential or proprietary. Executive further agrees that (a) upon termination or expiration of his employment hereunder, Executive will return immediately to the Company any materials containing Confidential Information then in Executive's possession or under Executive's control and (b) he will not retain or use for his account at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

         7.2.  Developments.  Executive will make full and prompt disclosure to
               ------------
the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments"). Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. Executive further agrees that if the Company is unable, after reasonable effort, to secure the signature of Executive on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of Executive, and Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

          7.3.  Other Agreements.  Executive hereby represents that he is not
                ----------------
bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     8.   Specific Performance.  Executive acknowledges and agrees that the
          --------------------
Company's remedies at law for a breach or threatened breach of any of the provisions of Section 6 or Section 7 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining orders, temporary or permanent injunctions or any other equitable remedy which may then be available.

     9.   Notices.  Any notice hereunder by either party to the other shall be
          -------
given in writing by personal delivery, telex, telecopy or registered mail, return receipt requested, addressed, if to the Company, to the attention of Chairman of the Board at the Company's executive offices or to such other address as the Company may designate in writing at any time or from time to time to Executive, and if to Executive, to his most recent address on file with the Company. Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy information or, if by registered mail, on the date shown on the applicable return receipt.

     10.  Assignment.  This Agreement may not be assigned by either party
          ----------
without the prior written consent of the other party. The Company shall require any persons, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation to expressly assume and agree to perform this Agreement.

     11.  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the Company and Executive with respect to the subject matter thereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

     12.  Expenses.  Each party shall pay its own expenses incident to the
          --------
performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees and other costs incurred by such party in connection with such action, in addition to any other relief to which such party is entitled.

     13.  Arbitration.  In the event any dispute shall arise between the Company
          -----------
and Executive with respect to any of the terms and conditions of this Agreement, then such dispute shall be submitted and finally settled by arbitration in San Jose, California under the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final and binding upon the parties hereto, and judgment upon the award rendered may be entered by either party in any court that would ordinarily have jurisdiction over the parties or the subject matter of the controversy or claim. Each party shall pay its own expenses incident to such arbitration, including attorneys' fees. The parties agree not to institute any litigation or proceedings against each other in connection with this Agreement except as provided in this Section 13.

     14.  Waivers and Further Agreements.  Any waiver of any terms or conditions
          ------------------------------
of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written wavier, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     15.  Amendments.  This Agreement may not be amended, nor shall any waiver,
          ----------
change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     16.  Severability.  If any provision of this Agreement shall be held or
          ------------
deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     17.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     18.  Section Headings.  The headings contained in this Agreement are for
          ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     19.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the law (other than the law governing conflict of law questions) of the State of California.

     IN WITNESS WHEREOF, the parties have been executed or caused to be executed this Agreement as of the date first above written.

                                              PACIFIC DIRECT MARKETING CORP.
                                              D/B/A PACIFIC LINK




                                              By: /s/Andrew Hajducky
                                                 ------------------------------
                                                    Name:
                                                    Title:


                                              /s/ Michael P. Tuite
                                              ---------------------------------
                                              Michael P. Tuite

                                                                      Schedule I
                                                                      ----------

     .    401(k) Plan
     .    Group Health/Blue Shield of California

                                                                       Exhibit G
                                                                       ---------
                [Letterhead of Ferrari, Olsen, Ottoboni & Bebb]

                                 October 24, 1996



Saleslink Corporation
25 Dry Dock Avenue
Boston, MA  02210

First National Bank of Boston
100 Federal St.
Boston, MA  02210


          Re:  Saleslink Corporation/ Stockholders of Pacific Direct
               -----------------------------------------------------
               Marketing Corp.
               ---------------

Dear Ladies and Gentlemen:

          This firm has acted as counsel to Pacific Direct Marketing Corp. d/b/a Pacific Link ("Pacific") and the stockholders of Pacific (although our representation of the Michael P. Tuite Charitable Unitrust has been and is limited solely to the purpose of providing this opinion), in connection with the Stock Purchase Agreement (the "Agreement") dated as of October 24, 1996 among Pacific, the Stockholders of Pacific signatory thereto (the "Stockholders"); CMG Information Services, Inc. ("CMG") and Saleslink Corporation ("Buyer"). As required under the terms of the Agreement, we are delivering this opinion; provided, however, that First National Bank of Boston may rely only on Sections IIA, IIB and IID of this opinion.

                                I.  ASSUMPTIONS
                                    -----------

          As used in this opinion, the words "our knowledge" signify that, in the course of our representation of Pacific and the Stockholders, no facts have come to our attention that would give us actual knowledge or actual notice that any of the following opinions are not accurate. Except as otherwise stated in this letter, we have undertaken no investigation of documents, legal research or other verification. Although we have acted as counsel to Pacific and the Stockholders, our representation has been limited to specific matters from time to time referred to us for

       LAW OFFICES OF
FERRARI, OLSEN, OTTOBONI & BEBB

October 24, 1996
Page 2

substantive legal attention. Factual matters, legal obligations, proceedings or agreements by Pacific or the Stockholders may exist of which we have no knowledge or information.

          In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

          A. Each signatory other than Pacific and the Stockholders to the Agreement, the guaranty of even date herewith by Michael P. Tuite in favor of SalesLink Corporation (the "Guaranty"), the Employment Agreement between Michael P. Tuite and Pacific of even date herewith (the "Employment Agreement") and the instrument of assumption of liabilities of even date herewith between the Stockholders and Buyer (the "Assumption Agreement") has sufficient mental and legal capacity to enter into each agreement to which he or it is a party and the Agreement, the Guaranty, the Assumption Agreement and the Employment Agreement are the valid and binding obligations of such signatories, enforceable in accordance with their respective terms.

          B. The signatures of each signatory, other than Pacific and the Stockholders, to the Agreement, the Guaranty, the Employment Agreement, and the Assumption Agreement are genuine.

          C. All documents submitted to us as originals are authentic, accurate and complete, and all documents submitted to us as certified or photostatic copies conform to the originals of such documents, and all public records viewed are accurate and complete, and all certificates received from public/company officials or Stockholders are accurate and complete.

                                  II. OPINIONS
                                      --------

     Based upon the foregoing and subject to the above assumptions, the Disclosure Schedules to the Agreement, and the qualifications and limitations set forth herein, it is our opinion that:

        LAW OFFICES OF
FERRARI, OLSEN, OTTOBONI & BEBB

October 24, 1996
Page 3

          A. Based upon our review of the Articles of Incorporation, Bylaws, Organizational Minutes of Pacific and a Certificate of Status for Domestic Corporation from the Secretary of State of California, dated October 22, 1996, Pacific has been duly organized and is validly existing under the laws of the State of California, is in good standing under the laws of the State of California and is not required to qualify to do business as a foreign corporation in any jurisdiction.

          B. Pacific has all corporate power and authority required to own or lease all of its respective properties/assets.

          C. The execution, delivery and performance of the Agreement, the Employment Agreement, the Assumption Agreement and the Guaranty by Pacific and the Stockholders and the consummation by each of them of the transactions contemplated thereby will not (A) constitute a breach, violation or default under any of the following: (i) the Articles of Incorporation or the Bylaws of Pacific or any provision of the organizational documents of any Stockholder which is not an individual or, (ii) to our knowledge, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Pacific or any Stockholder is a party or by which it is bound, or (iii) to our knowledge, any order, judgment, or decree to which Pacific or any Stockholder is party or by which it is bound or (B) to our knowledge, require any consent, approval, or authorization or other action under any of the terms, conditions or provisions of any agreements other than those listed on
              Schedule 2.3 to the Agreement.

          D. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company or the Company's properties and assets or against any Stockholder which would be likely to have a material adverse effect on the business, assets or financial condition of the Company or adversely affect the transactions contemplated by the Stock Purchase Agreement.

        LAW OFFICES OF
FERRARI, OLSEN, OTTOBONI & BEBB

October 24, 1996
Page 4

          E. Based on our review of the Articles of Incorporation, the Bylaws, Minutes of Board of Directors and Shareholder Meetings and the stock ledger of Pacific, the Company's authorized capital stock consists of 1,000,000 shares of Common Stock, no par value per share, of which 6,000 shares (the "Shares") are duly and validly issued and outstanding, fully paid and non-assessable, owned by the Stockholders as provided in Schedule I to the Stock Purchase Agreement. To our knowledge, there are no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements calling for the issuance of shares of Pacific's capital stock or for the issuance of any securities convertible or exchangeable into shares of Pacific's capital stock.

          F. Based in part upon a certificate of Michael P. Tuite and based in part upon our review of Pacific's Articles of Incorporation, Bylaws, and stock ledger and assuming that Buyer will purchase the Shares of Pacific in accordance with the terms of the Agreement, Buyer will acquire such Shares free of the adverse claims or liens of any creditors.

          G.  Except as disclosed in the Agreement, Pacific is not in default
              (i) under its Articles of Incorporation or its Bylaws or to our knowledge any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which Pacific is a party or by which it or any of its property is bound or affected or (ii) to our knowledge, with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To our knowledge, no third party is in default under any material agreement, contract or other instrument, document, or agreement to which Pacific is a party or by which it or any of its property is affected.

       LAW OFFICES OF
FERRARI, OLSEN, OTTOBONI & BEBB

October 24, 1996
Page 5

          H. No approval, authorization, license, permit, or other action by, or filing with, any federal, state, municipal or other governmental commission, board or agency is required in connection with the execution and delivery by Pacific and the Stockholders of the Agreement, and the consummation of the transactions contemplated thereby, or for the carrying on subsequent to such consummation of the business presently engaged in by Pacific; provided, however, that no opinion is given or expressed as to the need to obtain consent regarding the notification or waiting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          I. Based upon our review of the Articles of Incorporation, Bylaws, and Minutes of Pacific, and the organizational documents of the Michael P. Tuite Charitable Unitrust, all corporate, trust or individual action on the part of Pacific, its directors and the Stockholders necessary for the execution, delivery and performance by Pacific and such Stockholders of the Agreement, the Employment Agreement, the Assumption Agreement and the Guaranty and the consummation by each of them of the transactions contemplated thereby has been taken. The Agreement, the Guaranty, the Employment Agreement and the Assumption Agreement have been duly and validly authorized, executed and delivered by Pacific and each such Stockholder that is a party thereto, and constitute legal, valid and binding obligations of each of them, enforceable against each of them in accordance with their respective terms.

                        III.  LIMITATIONS AND EXCEPTIONS
                              --------------------------

          The opinions expressed in this letter are further subject to the following limitations and exceptions:

          A.  Certain Limitations:  Enforceability of the Agreement, the
              -------------------
              Employment Agreement, the Assumption Agreement and the Guaranty may be limited by applicable bankruptcy, insolvency, fraudulent or preferential conveyance,

        LAW OFFICES OF
FERRARI, OLSEN, OTTOBONI & BEBB

October 24, 1996
Page 6

          reorganization, liquidations, moratorium, and similar laws, now or hereafter in effect, which laws affect the rights or creditors or the collection of debtors' obligations generally.

      B.  Equitable Remedies: Remedies of self-help, specific performance,
          ------------------
          injunctive relief, and other forms of equitable relief may be subject to principles of equity, equitable defenses and to the discretion of the court (in determining availability of such remedies and otherwise) before which any proceedings therefor may be brought. Further, such remedies are subject to the power of courts to award damages in lieu of granting equitable remedies.

      C.  General Laws:  The opinion expressed herein as to the enforceability
          ------------
          of the Agreement, the Employment Agreement, the Assumption Agreement and the Guaranty is further subject to the qualification that the enforceability of certain of the remedial, waiver and other provisions of the Agreement is limited by applicable constitutional, legislative, judicial, environmental and administrative provisions, statues, regulations, decisions, rulings, and other laws in addition to those described in subparagraphs "A" and "B" above.

      D.  Subsequent Events.  We undertake no obligation, and hereby disclaim
          -----------------
          any obligation, to advise you of facts or changes in law occurring after the date of this letter which might affect the opinions expressed herein.

      E.  Restriction on Use.  This letter is furnished to you and is solely
          ------------------
          for your benefit and may not be relied upon by, quoted to, nor copies delivered to, any other person or entity without our express prior written consent.

      F.  Specific Provisions of the Documents. No opinion is expressed herein
          ------------------------------------
          as to the enforceability or legality of any provisions of the Agreement, the Employment Agreement, the Guaranty, and the Assumption Agreement that purport to: (i) establish

        LAW OFFICES OF
FERRARI, OLSEN, OTTOBONI & BEBB

October 24, 1996
Page 7

          evidentiary standards for suits or proceedings, or restrict, limit, or deny the admissibility of evidence (including, but not limited to, the creation of irrebuttable or conclusive presumptions), or deny access to courts; (ii) waive or release legal rights, benefits, or claims in advance, including, but not limited to, personal service of process, or selection or designation of venue; (iii) allow or authorize the delay or omission of enforcement of any remedy, indemnity, or consent judgement; (iv) avoid or ignore fiduciary obligations, any obligations of fair dealing, commercial reasonableness, express negligence, or impossibility of contractual performance; (v) require the payment of the attorneys' fees of any party to the Agreement and legal costs in connection with any dispute, action or proceeding among such parties, irrespective of which party is the prevailing party in such dispute, action, or proceeding; (vi) establish, waive, or define rights relating to subrogation, exculpation, indemnification, waiver or ratification of future acts, trespass, conversions, negligence, deceptive trade practices or fraud; (vii) establish, require, waive or release any notice provision; (viii) restrict or prohibit any party's right to engage in any form of business or take other forms of action reasonably related thereto; (ix) establish a choice of law, forum selection and consent to jurisdiction (both as to personal jurisdiction and subject matter jurisdiction); (x) establish provisions for penalties, liquidated damages, acceleration of future amounts due, other than principal, without appropriate discount to recent value, late charges, prepayment charges, and increased interest rates upon default; (xi) establish due on sale and due on encumbrance clauses; (xii) impose restrictions on changes in use of property or on lease assignments or subletting; (xiii) provide protection of indemnification for environmental related liabilities; and (xv) create, release or otherwise affect security interests in any manner not conforming with relevant statutory requirements.

        LAW OFFICES OF
FERRARI, OLSEN, OTTOBONI & BEBB

October 24, 1996
Page 8

      G.  Representations and Warranties.  No opinion is given or expressed,
          ------------------------------
          nor should any opinion be inferred or implied, as to: (i) the truthfulness, completeness or accuracy of any reports or documents; or
          (ii) the truthfulness, completeness or accuracy of any representation, warranty, certification or statement by Pacific/Stockholders or any other documents or item referred to or described in the Agreement.

      H.  Opinion Letter.  This letter shall not be construed as or deemed to
          --------------
          be a guaranty or insuring agreement.

      I.  Governing Laws. The laws covered by the opinions expressed herein are
          --------------
          limited to the federal laws of the United States of America and the laws of the State of California.

                              Very truly yours,

                              /s/ Ferrari, Olsen, Ottoboni & Bebb

                              FERRARI, OLSEN, OTTOBONI & BEBB



KEO:jaz

                                                                       Exhibit H
                                                                       ---------
                [LETTERHEAD OF PALMER & DODGE LLP APPEARS HERE]



Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                                October 24, 1996



To:      The persons listed on Schedule I
         attached hereto (the "Stockholders")


Ladies and Gentlemen:

         We have acted as counsel to SalesLink Corporation, a Massachusetts corporation ("Buyer") and CMG Information Services, Inc., a Delaware corporation
              -----
("CMG") in connection with the preparation, execution and delivery of the Stock
  ---
Purchase Agreement dated as of October 24, 1996 (the "Purchase Agreement") by
                                                      ------------------
and among Buyer, CMG, Pacific Direct Marketing Corp. d/b/a Pacific Link, a California corporation (the "Company") and the Stockholders. This opinion is
                             -------
furnished to you pursuant to Section 7.5 of the Purchase Agreement. Terms used in this opinion, unless otherwise defined, shall have the meanings assigned to them in the Purchase Agreement.

         For purposes of the opinions expressed below, we have examined executed counterparts of the Purchase Agreement and the originals or copies of such records, agreements and instruments of Buyer and CMG, certificates of public officials and of officers of Buyer and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various facts material to the opinions set forth herein, we have relied without independent verification upon factual representations made by Buyer and CMG in the Purchase Agreement, upon certificates of public officials and upon facts certified to us by officers of Buyer and CMG, although nothing has come to our attention that is inconsistent with such certificates. With respect to the opinion expressed in paragraph 4 below, we draw your attention to the fact that we have not made any investigation of the records of any court or other governmental agency or body.

         Statements herein as to the truth of certain matters "to our knowledge" refer to the knowledge consciously held, without independent investigation, by the individual Partner in our firm who participated in the negotiation and drafting of the Purchase Agreement and does

The persons listed on Schedule I
attached hereto
October 24, 1996
Page 2

not necessarily refer to such knowledge as might be acquired by a review of all our files with respect to matters involving Buyer or by interviews with all present and former members and associates of our firm.

         For purposes of the opinions expressed herein, we have assumed that at all relevant times both the Company and each of the Stockholders had all requisite power and authority and had taken all necessary action to enter into and perform all of their respective obligations under the Purchase Agreement or such other documents, agreements and instruments to which any of them is a party, and that each of the Purchase Agreement and such other documents, agreements and instruments was and will continue to be the valid, binding and enforceable obligation of each party thereto, other than Buyer and CMG. You have not asked us to express, and we do not express, any opinion upon the application of any federal, state or local statute, law, rule or regulation to the authority of any party other than Buyer and CMG to enter into and to carry out its respective obligations under and exercise its rights under the Purchase Agreement or such other documents, agreements and instruments. Our opinions in paragraph 1 below, insofar as they relate to the legal existence and good standing of Buyer in the Commonwealth of Massachusetts and the legal existence and good standing of CMG in the State of Delaware, are based solely upon certificates to such effect issued of recent date by the Secretary of the Commonwealth of Massachusetts and the Secretary of State of Delaware, respectively.

         The opinions expressed herein with respect to the enforceability of the Purchase Agreement are subject to (i) general principles of equity, including without limitation an implied covenant of good faith and fair dealing, (ii) bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and (iii) any implied duty on the part of the party seeking enforcement to take action and make determinations on a reasonable basis and in good faith. In addition, we express no opinion with respect to any provision of any agreement to the extent it provides for grants of powers of attorney or indemnification which are against public policy.

         This opinion is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, and we express no opinions with respect to the law of any other jurisdiction. With your permission, we have assumed for purposes of the opinions expressed in paragraph 2 regarding the enforceability of the Purchase Agreement and the Note that the substantive laws of the State of California applicable to the Purchase Agreement and the Note are the same as the substantive laws of the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, we are of opinion that:

         1. Each of Buyer and CMG is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and the State of

The persons listed on Schedule I
attached hereto
October 24, 1996
Page 3

Delaware, respectively, and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

         2. Each of Buyer and CMG has the requisite corporate power and authority to execute and deliver the Purchase Agreement and to undertake and perform its respective obligations thereunder. Buyer has the requisite corporate power and authority to execute and deliver the Note and to undertake and perform its obligations thereunder. The execution and delivery of the Purchase Agreement by each of Buyer and CMG and the execution and delivery of the Note by Buyer and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of Buyer or CMG as the case may be. The Purchase Agreement has been duly executed and delivered by each of Buyer and CMG and constitutes the valid and binding obligation of each of Buyer and CMG, enforceable against each of them in accordance with its terms. The Note has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         3. The execution and delivery of the Purchase Agreement by each of Buyer and CMG and the execution and delivery of the Note by Buyer and Buyer's and CMG's compliance with the respective terms thereof do not violate any provision of any applicable federal or state law, rule or regulation or any provision of the charter or by-laws of Buyer or CMG and do not, to our knowledge, violate any order, judgment, injunction, decree or other requirement of any court, arbitrator or of any governmental or regulatory body applicable to Buyer or CMG or by which any of Buyer's or CMG's assets or properties may be bound.

         4. To our knowledge, there are no actions, proceedings or governmental investigations pending or threatened against Buyer or CMG.

         This opinion is furnished to you solely for your benefit in connection with the Purchase Agreement and may not be relied upon by any other person or entity or for any other purpose without our express, prior written consent.

                                   Very truly yours,

                                   /s/ PALMER & DODGE LLP

                                   PALMER & DODGE LLP

                                                                      SCHEDULE I
                                                                      ----------

                                  STOCKHOLDERS
                                  ------------

         Michael P. Tuite
         Michael P. Tuite Charitable Unitrust

                                                                      Exhibit I
                                                                      ---------
                    INSTRUMENT OF ASSUMPTION OF LIABILITIES
                    ---------------------------------------


     INSTRUMENT OF ASSUMPTION OF LIABILITIES dated as of October 24, 1996 by Michael P. Tuite, individually, and the Michael P. Tuite Charitable Unitrust (individually, a "Stockholder" and, collectively, the "Stockholders"), of specified liabilities and obligations of Pacific Direct Marketing d/b/a Pacific Link ("Pacific Link").

                                  WITNESSETH:
                                  -----------

     WHEREAS, on the terms and subject to the conditions set forth in the Stock Purchase Agreement dated as of the date hereof among SalesLink Corporation, a Massachusetts corporation ("SalesLink"), CMG Information Services, Inc., a Delaware corporation ("CMG"), Pacific Link and the Stockholders (the "Agreement"), the Stockholders have agreed to sell to SalesLink, and SalesLink has agreed to purchase and acquire from the Stockholders, all of the issued and outstanding shares of the capital stock of Pacific Link;

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Agreement that certain liabilities and obligations of Pacific Link be assumed by the Stockholders following the Closing Date.

     NOW, THEREFORE, in consideration of the premises and in satisfaction of their respective obligations under the Agreement and for other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Stockholders hereby jointly and severally assume and agree to pay, perform and discharge, and to indemnify and hold harmless SalesLink, Pacific Link and CMG in due course with respect to, the debts, liabilities and obligations of Pacific Link listed on Schedule I hereto (the "Assumed
                                      ----------
Liabilities").

     Each of the Stockholders, for himself or itself and his or its successors and assigns, hereby covenants that, at any time and from time to time after delivery of this instrument, upon SalesLink's written request and at such Stockholder's expense and without further consideration, such Stockholder will do, execute, acknowledge or deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, instruments and assurances as may be reasonably requested in writing by SalesLink, Pacific Link or CMG in order to effectuate the intent and purpose of this instrument.

     Terms used herein shall have the same meaning that such terms have when used in the Agreement unless the context clearly requires otherwise. In the event of any inconsistency between the provisions hereof and the provisions of the Agreement, the provisions of the Agreement shall be controlling. The representation and warranties of the Stockholders set forth in the Agreement shall be incorporated in and shall survive execution and delivery of this instrument.

     This instrument is executed by, and shall be binding upon, the Stockholders and their successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of SalesLink, Pacific Link and CMG, and their respective successors and assigns.

     This instrument shall be governed by and construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, SalesLink, Pacific Link, CMG and each of the Stockholders have signed this instrument or have caused this instrument to be signed by their respective duly authorized officers or trustees as an instrument under seal on the day and year first above written.



                                         SALESLINK CORPORATION


                                         By: /s/ Andrew Hajducky
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         PACIFIC DIRECT MAILING CORP.
                                         D/B/A PACIFIC LINK


                                         By: /s/ Andrew Hajducky
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         CMG INFORMATION SERVICES, INC.


                                         By: /s/ Andrew Hajducky
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------




                                         /s/ Michael P. Tuite
                                         -----------------------------------
                                            Michael P. Tuite

                                         MICHAEL P. TUITE CHARITABLE
                                         UNITRUST


                                         By: /s/ Michael P. Tuite
                                            --------------------------------
                                         Name: Michael P. Tuite
                                              ------------------------------
                                         Title: Trustee
                                               -----------------------------

                                                                      Schedule I
                                                                      ----------

                          List of Assumed Liabilities
                          ---------------------------


     1. any and all claims and liabilities of any nature whatsoever related to employee benefits for employees of Pacific Link (including, without limitation, those related to all Plans (as defined in Section 2.20 of the Agreement)) (A) arising on or before the Closing or (B) that are covered by Plans which SalesLink has not expressly assumed following the Closing (including, without limitation, the Pacific Direct Marketing Corp. Profit Sharing Plan and Trust (effective 1/1/87) and the Pacific Direct Marketing Corporation Money Purchase Pension Plan); and

     2. any and all claims and liabilities of any nature whatsoever related to any violations by Pacific Link of any Environmental Law on or before the Closing or any other Law in respect of the generation, transportation, storage, release or handling of any Hazardous Materials on or before the Closing Date (as defined in Section 2.27 of the Agreement), it being understood and agreed that environmental conditions and circumstances existing prior to the Closing shall be and remain the responsibility, jointly and severally, of the Stockholders.

     3. any and all claims and liabilities of any nature whatsoever related to or arising out of promissory notes and any other claims or evidence of indebtedness dated on or before the Closing Date, from Pacific Link in favor of Michael Tuite, Tamara Tuite or Pamela Tuite or any person related to any of them, whether by blood or marriage, excepting only claims and liabilities relating to that certain Unsecured Promissory Note in the original principal amount of $150,000, dated September 18, 1996, from Pacific Link in favor of Michael Tuite.

     4. any and all claims and liabilities of any nature whatsoever related to or arising out of any line of credit issued by the Silicon Valley Bank in favor of Pacific Link.

     5. any and all claims and liabilities of any nature whatsoever related to or arising out of any indebtedness under any American Express accounts held by Pacific Direct Marketing Corp.

     6. any and all claims and lIabilities of any nature whatsoever related to or arising out of any insurance policies with First Colony, Great West Life and New England Mutual.

     7. any and all claims and liabilities of any nature whatsoever related to or arising out of Pacific Link's failure to deliver the information necessary to prepare the preliminary plans for tenant improvements as provided in that certain letter dated October 22, 1996 between Pacific Link and Windy Pacific Partners.

     8. any and all claims and liabilities of any nature whatsoever related to or arising out those assets listed on Schedule 6.13 to the Agreement.
                                         -------------

                                                                   Exhibit J

               PACIFIC DIRECT MARKETING CORP. D/B/A/ PACIFIC LINK

                           STOCKHOLDER'S CERTIFICATE

                   WITH RESPECT TO HART-SCOTT-RODINO MATTERS

     I, Michael P. Tuite, for purposes of confirming the inapplicability of the filing requirements of the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "Act"), in connection with the Stock Purchase Agreement (the "Purchase Agreement") dated as of October 24, 1996 by and among Pacific Direct Marketing Corp. d/b/a Pacific Link (the "Company"), SalesLink Corporation, CMG Information Services, Inc. and the stockholders of the Company named therein, and the transactions contemplated thereby, DO HEREBY CERTIFY that:

     1.   I am a shareholder of the Company.

     2. As of the date hereof, I own all of the issued and outstanding shares of capital stock of the Company either directly or indirectly as sole beneficiary of the Michael P. Tuite Charitable Unitrust.

     3. The total assets of all of the stockholders of the Company as of the date of the Company's last regularly prepared balance sheet, dated August 30, 1996, was less than $10,000,000 in the aggregate.

     4. Based on the advice of counsel to the Company, there is no need to file an Antitrust Improvements Act Notification and Report Form pursuant to the Act, as amended, in connection with the Purchase Agreement and the transactions contemplated thereby.

     IN WITNESS WHEREOF, the undersigned has hereby subscribed his or her name this 24th day of October, 1996.


                                     /s/ Michael P. Tuite
                                    _______________________________
                                    Michael P. Tuite